AGREEMENT AND PLAN
                               OF REORGANIZATION
                                  by and among
                      PUBLIC SERVICE COMPANY OF COLORADO,
                      SOUTHWESTERN PUBLIC SERVICE COMPANY
                                      and
                                  M-P NEW CO.
                          Dated as of August 22, 1995

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                               TABLE OF CONTENTS

                                                                            Page



                                   ARTICLE I

                                  THE MERGERS

Section 1.1  Formation of Merger Subsidiaries ..............................   2
Section 1.2  Certain Other Actions .........................................   2
Section 1.3  The Mergers ...................................................   2
Section 1.4  Effective Time of the Mergers .................................   3

                                   ARTICLE II

                              TREATMENT OF SHARES

Section 2.1  Effect of Mergers on Capital Stock ............................   3
Section 2.2  Exchange of Common Stock Certificates .........................   4

                                  ARTICLE III

                                  THE CLOSING

Section 3.1  Closing .......................................................   7

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF PSCo

Section 4.1  Organization and Qualification ................................   7
Section 4.2  Subsidiaries ..................................................   8
Section 4.3  Capitalization ................................................   8
Section 4.4  Authority; Non-Contravention; Statutory Approvals; Compliance     9
Section 4.5  Reports and Financial Statements .............................   10
Section 4.6  Absence of Certain Changes or Events .........................   11
Section 4.7  Litigation ...................................................   11
Section 4.8  Registration Statement and Proxy Statement ...................   11
Section 4.9  Tax Matters ..................................................   12
Section 4.10 Employee Matters; ERISA ......................................   15
Section 4.11 Environmental Protection .....................................   19
Section 4.12 Regulation as a Utility ......................................   21
Section 4.13 Vote Required ................................................   22
Section 4.14 Accounting Matters ...........................................   22

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Section 4.15 Opinion of Financial Advisor .................................   22
Section 4.16 Insurance ....................................................   22
Section 4.17 Ownership of SPS Common Stock ................................   22
Section 4.18 PSCo Rights Agreement ........................................   22

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF SPS

Section 5.1  Organization and Qualification ...............................   23
Section 5.2  Subsidiaries .................................................   23
Section 5.3  Capitalization ...............................................   24
Section 5.4  Authority; Non-Contravention; Statutory Approvals; Compliance    24
Section 5.5  Reports and Financial Statements .............................   25
Section 5.6  Absence of Certain Changes or Events .........................   26
Section 5.7  Litigation ...................................................   26
Section 5.8  Registration Statement and Proxy Statement ...................   26
Section 5.9  Tax Matters ..................................................   27
Section 5.10 Employee Matters; ERISA ......................................   30
Section 5.11 Environmental Protection .....................................   34
Section 5.12 Regulation as a Utility ......................................   35
Section 5.13 Vote Required ................................................   35
Section 5.14 Accounting Matters ...........................................   35
Section 5.15 Opinion of Financial Advisor .................................   35
Section 5.16 Insurance ....................................................   35
Section 5.17 Ownership of PSCo Common Stock ...............................   36
Section 5.18 SPS Rights Agreement .........................................   36

                                   ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGERS

Section 6.1  Ordinary Course of Business ..................................   36
Section 6.2  Dividends ....................................................   37
Section 6.3  Issuance of Securities .......................................   37
Section 6.4  Charter Documents ............................................   37
Section 6.5  Acquisitions .................................................   38
Section 6.6  No Dispositions ..............................................   38
Section 6.7  Indebtedness .................................................   38
Section 6.8  Capital Expenditures .........................................   38
Section 6.9  Compensation, Benefits .......................................   39
Section 6.10 1935 Act .....................................................   39
Section 6.11 Accounting ...................................................   39
Section 6.12 Pooling ......................................................   39
Section 6.13 Tax-Free Status ..............................................   40
Section 6.14 Discharge of Liabilities .....................................   40

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Section 6.15 Cooperation, Notification ....................................   40
Section 6.16 Rate Matters .................................................   40
Section 6.17 Third-Party Consents .........................................   40
Section 6.18 No Breach, Etc ...............................................   41
Section 6.19 Tax-Exempt Status ............................................   41
Section 6.20 Transition Management ........................................   41
Section 6.21 Insurance ....................................................   41
Section 6.22 Permits ......................................................   41

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

Section 7.1  Access to Information ........................................   41
Section 7.2  Joint Proxy Statement and Registration Statement .............   42
Section 7.3  Regulatory Matters ...........................................   43
Section 7.4  Shareholder Approvals ........................................   44
Section 7.5  Directors' and Officers' Indemnification .....................   44
Section 7.6  Disclosure Schedules .........................................   46
Section 7.7  Public Announcements .........................................   46
Section 7.8  Rule 145 Affiliates ..........................................   46
Section 7.9  Employee Agreements and Workforce Matters ....................   47
Section 7.10 Employee Benefit Plans .......................................   47
Section 7.11 Incentive, Stock and Other Plans .............................   48
Section 7.12 No Solicitations .............................................   48
Section 7.13 Company Board of Directors ...................................   49
Section 7.14 Company Directors and Officers ...............................   50
Section 7.15 Employment Contracts .........................................   50
Section 7.16 Corporate Offices ............................................   50
Section 7.17 Expenses .....................................................   50
Section 7.18 Further Assurances ...........................................   50
Section 7.19 Registration Rights ..........................................   51
Section 7.20 Charter and By-Law Amendments ................................   52

                                  ARTICLE VIII

                                   CONDITIONS

Section 8.1  Conditions to Each Party's Obligation to Effect the Merger to
       Which it is Party ..................................................   52
Section 8.2  Conditions to Obligation of SPS to Effect the SPS Merger .....   53
Section 8.3  Conditions to Obligation of PSCo to Effect the PSCo Merger ...   54


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                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

Section 9.1  Termination ..................................................   55
Section 9.2  Effect of Termination ........................................   58
Section 9.3  Termination Fee; Expenses ....................................   58
Section 9.4  Amendment ....................................................   61
Section 9.5  Waiver .......................................................   61

                                   ARTICLE X

                               GENERAL PROVISIONS

SectionNon-Survival of Representations, Warranties, Covenants and
         Agreements .......................................................   61
Section 10.2  Brokers .....................................................   61
Section 10.3  Notices .....................................................   62
Section 10.4  Miscellaneous ...............................................   62
Section 10.5  Interpretation ..............................................   63
Section 10.6  Counterparts; Effect ........................................   63
Section 10.7  Parties in Interest .........................................   63
Section 10.8  Specific Performance ........................................   64


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                      AGREEMENT AND PLAN OF REORGANIZATION



                  AGREEMENT AND PLAN OF REORGANIZATION, dated as of August 22, 1995 (this "Agreement"), by and among Public Service Company of Colorado, a corporation formed under the laws of the State of Colorado ("PSCo"), Southwestern Public Service Company, a corporation formed under the laws of the State of New Mexico ("SPS"), and M-P New Co., a corporation formed under the laws of the State of Delaware, 50% of whose outstanding capital stock is owned by PSCo and 50% of whose capital stock is owned by SPS (the "Company").

                  WHEREAS, PSCo and SPS have determined to engage in a business combination as peer firms in a merger of equals;

                  WHEREAS, in furtherance thereof, the respective Boards of Directors of PSCo, SPS and the Company have approved the consummation of a reorganization provided for in this Agreement, pursuant to which two wholly owned, newly formed subsidiaries of the Company will merge with and into PSCo and SPS on the terms and conditions set forth in this Agreement (such transactions are referred to herein individually as the PSCo Merger and the SPS Merger (as defined in Section ) and collectively as the "Mergers"), as a result of which the common shareholders of PSCo and SPS will together own all of the outstanding shares of common stock of the Company and each share of each other class of capital stock of PSCo and SPS shall be unaffected and remain outstanding;

                  WHEREAS, for federal income tax purposes, it is intended that the Mergers shall collectively qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the shareholders of PSCo and SPS will not recognize any gain or loss as a result thereof, except with respect to any cash received; and

                  WHEREAS, the parties hereto intend to cause the organization of a service company subsidiary of the Company and a subsidiary of the Company which will hold the shares of existing non-utility subsidiaries of PSCo and SPS.

                  NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:



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                                   ARTICLE I

                                  THE MERGERS

                  Section 1.1 Formation of Merger Subsidiaries. To effectuate the transactions contemplated herein, upon receipt of any required approvals, PSCo and SPS respectively, shall cause the following corporations (together, the "Merger Subsidiaries") to be organized:

                  (a) PSCO Merger Corp., a corporation organized under the laws of the State of Colorado ("Merger Sub A"), the articles of incorporation and bylaws of which shall be in such forms as shall be determined by PSCo with the consent of SPS, which consent shall not be unreasonably withheld, and the authorized capital stock of which shall initially consist of 100 shares of common stock, without par value, which shall be issued to the Company at a price of $1.00 per share.

                  (b) SPS Merger Corp., a corporation organized under the laws of the State of New Mexico ("Merger Sub B"), the articles of incorporation and bylaws of which shall be in such forms as shall be determined by SPS with the consent of PSCo, which consent shall not be unreasonably withheld, and the authorized capital stock of which shall initially consist of 100 shares of common stock, without par value, which shall be issued to the Company at a price of $1.00 per share.

                  Section 1.2 Certain Other Actions. In connection with the organization of the Merger Subsidiaries, as soon as practicable following the creation of the Merger Subsidiaries, the Company shall: (a) designate the respective directors and officers of the Merger Subsidiaries; (b) cause the directors and officers of the Merger Subsidiaries to take such steps as may be necessary or appropriate to complete the organization of the Merger Subsidiaries; (c) adopt (as sole shareholder of each of the Merger Subsidiaries) each of the Merger Agreements (as defined in Section 1.3); (d) cause each Merger Agreement to be approved by the Merger Subsidiary party thereto; and (e) cause each Merger Subsidiary to perform its obligations under the Merger Agreement to which it is a party.

                  Section 1.3 The Mergers. Pursuant to agreements and plans of merger, forms of which are attached hereto as Exhibit A and Exhibit B (respectively, the "PSCo Merger Agreement" and the "SPS Merger Agreement" and, together, the "Merger Agreements"), and upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.4):

                  (a) Merger Sub A shall be merged with and into PSCo (the "PSCo Merger") in accordance with the applicable provisions of the laws of the State of Colorado. PSCo shall be the surviving corporation in the PSCo Merger and shall continue its corporate existence under the laws of the State of Colorado. As a result of the PSCo Merger, PSCo shall become a subsidiary of the Company. The effects and consequences of the PSCo Merger shall be as set forth in the PSCo Merger Agreement and in Section 7-111-106 of the Colorado Business Corporation Act (the "CBCA").

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                  (b) Merger  Sub B shall be merged  with and into SPS (the "SPS
Merger") in accordance with the laws of the State of New Mexico. SPS shall be the surviving corporation in the SPS Merger and shall continue its existence under the laws of the State of New Mexico. As a result of the SPS Merger, SPS shall become a subsidiary of the Company. The effects and consequences of the SPS Merger shall be as set forth in the SPS Merger Agreement and in Section 53-14-6 of the New Mexico Business Corporation Act (the "NMBCA").

                  Section 1.4 Effective Time of the Mergers. On the Closing Date (as defined in Section 3.1), articles of merger with respect to the PSCo Merger shall be executed and filed by the parties hereto with the Department of State of the State of Colorado pursuant to Section 7-111-105 of the CBCA and articles of merger with respect to the SPS Merger shall be executed and filed by the parties hereto with the Department of State of the State of New Mexico pursuant to Section 53-14-4 of the NMBCA. The Mergers shall both become effective simultaneously and at the time that PSCo and SPS shall agree as specified in the articles of merger for the Mergers (the time the Mergers become effective being hereinafter called the "Effective Time").


                                   ARTICLE II

                              TREATMENT OF SHARES

                  Section 2.1 Effect of Mergers on Capital Stock. At the Effective Time, by virtue of the Mergers and without any action on the part of any holder of any capital stock of PSCo, SPS, Merger Sub A, Merger Sub B or the
Company:

                  (a) Cancellation of Certain Common Stock. Each share of PSCo common stock, par value $5.00 per share ("PSCo Common Stock"), and each share of SPS common stock, par value $1.00 per share ("SPS Common Stock"), together with any PSCo Rights (as defined in Section 4.18) or SPS Rights (as defined in
Section 5.18),  that are owned by PSCo or any of its subsidiaries (as defined in
Section 4.1) or by SPS or any of its subsidiaries, as the case may be, shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (b) Conversion of Certain Common Stock. Each share of PSCo Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 2.1(a) and shares with respect to which the holder thereof duly exercises the right to dissent under applicable law) shall be converted into the right to receive one share ("PSCo Conversion Ratio") of Company common stock, par value $1.00 per share ("Company Common Stock"), and each share of SPS Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 2.1(a) and shares with respect to which the holder thereof duly exercises the right to dissent under applicable law) shall be converted into the right to receive 0.95 shares ("SPS Conversion Ratio") of Company Common Stock. Upon such conversions as provided for

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herein and in the  respective  Merger  Agreements,  each holder of a certificate formerly representing any such shares of PSCo Common Stock or SPS Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Company Common Stock to be issued in consideration therefor (and cash in lieu of fractional shares) upon the surrender of such certificate in accordance with Section 2.2.

                  (c) Cancellation of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled, and no consideration shall be delivered in exchange therefor.

                  (d) Preferred Stock Unchanged. Each of the PSCo Preferred Shares, par value $100.00 per share and each share of PSCo Preferred Stock, par value $25.00 per share (collectively, "PSCo Preferred Stock"), and each share of SPS Preferred Stock, par value $100.00 per share and each share of SPS Preferred Stock, par value $25.00 per share (collectively, "SPS Preferred Stock") shall be unchanged in and shall remain outstanding after the Mergers.

                  (e) Shares of Dissenting Holders. Any issued and outstanding shares of SPS Common Stock, PSCo Common Stock, SPS Preferred Stock or PSCo Preferred Stock held by a person who objects to the Merger and complies with all applicable provisions of the CBCA or the NMBCA, as applicable, concerning the right of such person to dissent from the Mergers and demand appraisal of such shares ("Dissenting Holder") shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such Dissenting Holder with respect to such shares pursuant to the CBCA or the NMBCA, as applicable, and, in the case of shares of SPS Common Stock and PSCo Common Stock, shall not be converted as described in Section 2.1(b); provided, however, that shares outstanding immediately prior to the Effective Time and held by a Dissenting Holder who shall withdraw the demand for appraisal, or lose the right of appraisal of such shares, pursuant to the CBCA or the NMBCA, as applicable, shall (i) in the case of shares of SPS Common Stock or PSCo Common Stock, be deemed to be converted, as of the Effective Time, into the right to receive the Company Common Stock specified in Section 2.1(b) and cash in lieu of fractional shares in accordance with Section 2.2, without interest, and (ii) in the case of shares of SPS Preferred Stock or PSCo Preferred Stock, be unchanged in and remain outstanding after the Mergers, without interest.

                  Section 2.2  Exchange of Common Stock Certificates.

                  (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, the Company shall deposit with a bank, trust company or other agent selected by PSCo and SPS ("Exchange Agent") certificates representing shares of Company Common Stock required to effect the conversion of PSCo or SPS, as the case may be, Common Stock into Company Common Stock referred to in Section 2.1(b).

                  (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which

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immediately  prior to the  Effective  Time  represented  issued and  outstanding shares of PSCo or SPS, as the case may be, Common Stock ("Certificates") that were converted ("Converted Shares") into the right to receive shares of Company Common Stock ("Company Shares") pursuant to Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the exchange of Certificates for certificates representing Company Shares. Upon delivery of a Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Company Shares and the amount of cash in lieu of fractional share interests which such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of Converted Shares which is not registered in the transfer records of PSCo or SPS, as the case may be, a certificate representing the proper number of Company Shares may be issued to a transferee if the Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until delivered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such delivery the certificate representing Company Shares and cash in lieu of any fractional shares of Company Common Stock as contemplated by this Section 2.2.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Company Shares with a record date after the Effective Time shall be paid to the holder of any undelivered Certificate with respect to the Company Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d), until the holder of record of such Certificate (or a transferee as described in Section 2.2(b)) shall have delivered such Certificate as contemplated in Section 2.2(b). Subject to the effect of unclaimed property, escheat and other applicable laws, following delivery of any such Certificate, there shall be paid to the record holder (or transferee) of the certificates representing whole Company Shares issued in exchange therefor, without interest, (i) at the time of such delivery, the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder (or transferee) is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Company Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to delivery and a payment date subsequent to delivery payable with respect to such whole Company Shares, as the case may be.

                  (d) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the delivery for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Company.

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                       (ii) As promptly as  practicable  following the Effective
Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Company Common Stock delivered to the Exchange Agent by the Company pursuant to Section 2.2(a) over (y) the aggregate number of full shares of Company Common Stock to be distributed to holders of PSCo or SPS, as the case may be, Common Stock pursuant to Section 2.2(b) (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of PSCo or SPS, as the case may be, Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange ("NYSE"), all in the manner provided in Section 2.2(d)(iii).

                       (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the proceeds of such sale or sales have been distributed to the holders of PSCo or SPS, as the case may be, Common Stock, the Exchange Agent shall, until remitted pursuant to
Section 2.2(f), hold such proceeds in trust for the holders of PSCo or SPS, as the case may be, Common Stock ("Common Shares Trust"). The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the proceeds comprising the Common Shares Trust to which each holder of PSCo or SPS, as the case may be, Common Stock shall be entitled, if any, by multiplying the amount of the aggregate proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of the fractional share interest to which such holder of PSCo or SPS, as the case may be, Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of PSCo or SPS, as the case may be, Common Stock are entitled.

                       (iv) As soon as practicable after the sale of Excess Shares pursuant to clause (iii) above and the determination of the amount of cash, if any, to be paid to holders of PSCo or SPS, as the case may be, Common Stock in lieu of any fractional share interests, the Exchange Agent shall distribute such amounts to holders of PSCo or SPS, as the case may be, Common Stock who have theretofore delivered Certificates for PSCo or SPS, as the case may be, Common Stock for exchange pursuant to this Article II.

                  (e) Closing of Transfer Books. From and after the Effective Time, the stock transfer books of PSCo with respect to shares of PSCo Common Stock, and of SPS with respect to shares of SPS Common Stock, issued and outstanding prior to the Effective Time shall be closed and no transfer of any such shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Company, they shall be cancelled and exchanged for certificates representing the appropriate number of whole Company Shares and cash in lieu of fractional shares of Company Common Stock as provided in this
Section 2.2.

                       (f) Termination of Exchange Agent. Any certificates representing Company Shares deposited with the Exchange Agent pursuant to
Section 2.2(a) and not exchanged within one year after the Effective Time pursuant to this Section 2.2 shall be

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returned by the Exchange  Agent to the Company,  which shall  thereafter  act as
Exchange Agent. All funds held by the Exchange Agent for payment to the holders of undelivered Certificates and unclaimed at the end of one year from the Effective Time shall be remitted to the Company, after which time any holder of undelivered Certificates shall look as a general creditor only to the Company for payment of such funds to which such holder may be due, subject to applicable law. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                  ARTICLE III

                                  THE CLOSING

                  Section 3.1 Closing. The closing (the "Closing") of the Mergers shall take place at a place to be mutually agreed upon by the parties hereto at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII is fulfilled or waived, or at such other time and date as SPS and PSCo shall mutually agree (the "Closing Date").


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF PSCo

                  PSCo represents and warrants to SPS as follows:

                  Section 4.1 Organization and Qualification. Except as disclosed in Section 4.1 of the PSCo Disclosure Schedule (as defined in Section 7.6(ii)), each of PSCo and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority, and has been duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of PSCo and its subsidiaries taken as a whole or on the consummation of this Agreement or the PSCo Merger Agreement (any such material adverse effect being hereinafter referred to as a "PSCo Material Adverse Effect"). As used in this Agreement the term "subsidiary" with respect to any person shall mean any corporation or other entity (including partnerships and other business associations) in which such person directly or indirectly owns outstanding capital stock or other voting securities having the power, under ordinary circumstances, to elect a

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majority  of the  directors  or similar  members of the  governing  body of such corporation or other entity, or otherwise to direct the management and policies of such corporation or other entity.

                  Section 4.2  Subsidiaries.  Section 4.2 of the PSCo Disclosure
Schedule contains a description as of the date hereof of all subsidiaries and joint ventures of PSCo, including the name of each such entity, the state or jurisdiction of its incorporation, a brief description of the principal line or lines of business conducted by each such entity and PSCo's interest therein. Except as disclosed in Section 4.2 of the PSCo Disclosure Schedule, none of such entities is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of
Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), respectively. Except as disclosed in Section 4.2 of the PSCo Disclosure Schedule, all of the issued and outstanding shares of capital stock of each subsidiary of PSCo are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by PSCo free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment. As used in this Agreement, the term "joint venture" with respect to any person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for passive investment purposes that are less than 5% of any class of the outstanding voting securities or equity.

                  Section 4.3 Capitalization. The authorized capital stock of PSCo consists of 140,000,000 shares of PSCo Common Stock and 7,000,000 shares of PSCo Preferred Stock. As of the close of business on July 31, 1995, 62,931,908 shares of PSCo Common Stock and 2,902,412 shares of PSCo Preferred Stock were issued and outstanding. All of the issued and outstanding shares of the capital stock of PSCo are validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in Section 4.3 of the PSCo Disclosure Schedule and except for the PSCo Rights (as defined in Section 4.18), as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating PSCo or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock or other voting securities of PSCo or obligating PSCo or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

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                   Section  4.4  Authority;   Non-Contravention;   Statutory
Approvals; Compliance.

                  (a) Authority. PSCo has all requisite power and authority to enter into this Agreement and the PSCo Merger Agreement and, subject to the PSCo Shareholders' Approvals (as defined in Section 4.13) and the PSCo Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the PSCo Merger Agreement and the consummation by PSCo of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of PSCo, subject to obtaining the PSCo Shareholders' Approvals. This Agreement has been, and the PSCo Merger Agreement will be, duly and validly executed and delivered by PSCo and, assuming the due authorization, execution and delivery of this Agreement by SPS and the Company and of the PSCo Merger Agreement by Merger Sub A, constitutes, or will constitute, the legal, valid and binding obligation of PSCo enforceable against PSCo in accordance with its terms.

                  (b) Non-Contravention. Except as disclosed in Section 4.4(b) of the PSCo Disclosure Schedule, the execution and delivery of this Agreement by PSCo do not, and the execution and delivery by PSCo of the PSCo Merger Agreement and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation under or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of PSCo or any of its subsidiaries or, to the best knowledge of PSCo, any of its joint ventures, under any provisions of (i) the articles of incorporation, bylaws or similar governing documents of PSCo or any of its subsidiaries or joint ventures, (ii) subject to obtaining the PSCo Required Statutory Approvals and the receipt of the PSCo Shareholders' Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign (each, a "Governmental Authority"), applicable to PSCo or any of its subsidiaries or joint ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the PSCo Disclosure Schedule (the "PSCo Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which PSCo or any of its subsidiaries or joint ventures is now a party or by which any of them or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not have, in the aggregate, a PSCo Material Adverse Effect.

                       (c) Statutory Approvals. Except as disclosed in Section 4.4(c) of the PSCo Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent, finding by or approval of, any Governmental Authority is necessary for the

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




execution and delivery of this Agreement or the PSCo Merger Agreement by PSCo or the consummation by PSCo of the transactions contemplated hereby or thereby, the failure to obtain, make or give which would have, in the aggregate, a PSCo Material Adverse Effect (the "PSCo Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such PSCo Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

                  (d) Compliance. Except as disclosed in Section 4.4(d) or 4.11 of the PSCo Disclosure Schedule or as disclosed in the PSCo SEC Reports (as defined in Section 4.5), neither PSCo nor any of its subsidiaries nor, to the best knowledge of PSCo, any of its joint ventures is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Laws (as defined in
Section 4.11(g)) of any Governmental Authority, except for violations that, in the aggregate, do not have, and, to the best knowledge of PSCo, are not reasonably likely to have, a PSCo Material Adverse Effect. Except as disclosed in Section 4.4(d) or 4.11 of the PSCo Disclosure Schedule, PSCo, its subsidiaries and, to the best knowledge of PSCo, its joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted (collectively, "Permits"), except those the failure to obtain which, in the aggregate, would not have a PSCo Material Adverse Effect.

                  Section 4.5 Reports and Financial Statements. The filings required to be made by PSCo and its subsidiaries since January 1, 1990 under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable Colorado and Wyoming laws and regulations, the Federal Power Act (the "Power Act"), the Natural Gas Act, the 1935 Act or the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act") have been filed with the Securities and Exchange Commission (the "SEC"), the Colorado Public Utility Commission (the "Colorado Commission"), the Wyoming Public Service Commission (the "Wyoming Commission"), the Federal Energy Regulatory Commission (the "FERC") or the Nuclear Regulatory Commission (the "NRC"), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. PSCo has made available to SPS a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by PSCo with the SEC since January 1, 1990 and through the date hereof (as such documents have since the time of their filing been amended, the "PSCo SEC Reports"). The PSCo SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by PSCo with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they

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were made, not misleading.  The audited  consolidated  financial  statements and unaudited interim financial statements of PSCo included in the PSCo SEC Reports (collectively, the "PSCo Financial Statements") have been prepared, and will be prepared, in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present the consolidated financial position of PSCo as of the respective dates thereof or the consolidated results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the articles of incorporation and bylaws of PSCo, as in effect on the date hereof, have been delivered to SPS.

                  Section 4.6 Absence of Certain Changes or Events. Except as disclosed in the PSCo SEC Reports filed prior to the date hereof or as disclosed in Section 4.6 of the PSCo Disclosure Schedule, from December 31, 1994 through the date hereof each of PSCo and each of its subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and no event has occurred which has had, and no fact or condition exists that would have or, to the best knowledge of PSCo, is reasonably likely to have, a PSCo Material Adverse Effect. For purposes of this Section 4.6, the amount of any fine or penalty imposed or assessed against PSCo after the date of this Agreement may be taken into account in determining whether a PSCo Material Adverse Effect has occurred regardless of whether or not the event, fact or condition which lead to the imposition or assessment of the fine or penalty has been disclosed in the PSCo SEC Reports or the PSCo Disclosure Schedule.

                  Section 4.7 Litigation. Except as disclosed in the PSCo SEC Reports filed prior to the date hereof or as disclosed in Section 4.7, 4.9 or
4.11 of the PSCo Disclosure Schedule, (i) there are no claims, suits, actions or proceedings pending or, to the best knowledge of PSCo, threatened, nor are there any investigations or reviews pending or, to the best knowledge of PSCo, threatened against, relating to or affecting PSCo or any of its subsidiaries,
(ii) there have not been any developments since December 31, 1994 with respect to any such disclosed claims, suits, actions, proceedings, investigations or reviews and (iii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to PSCo or any of its subsidiaries that in the aggregate would have, or to the best knowledge of PSCo are reasonably likely to have, a PSCo Material Adverse Effect.

                  Section 4.8 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of PSCo for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by the Company in connection with the issuance of shares of Company Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the joint proxy in definitive form, relating to the meetings of

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the  shareholders  of SPS and PSCo to be held in connection with the Mergers and the prospectus relating to the Company Common Stock to be issued in the Mergers (the "Joint Proxy Statement") will, at the date mailed to such shareholders and, as the same may be amended or supplemented, at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

                  Section 4.9 Tax Matters. "Taxes", as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return", as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes PSCo or any of its subsidiaries on the one hand, or SPS or any of its subsidiaries on the other hand.

                  (a)  Filing of Timely  Tax  Returns.  Except as  disclosed  in
Section 4.9(a) of the PSCo Disclosure Schedule, PSCo and each of its subsidiaries have filed all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

                  (b) Payment of Taxes. PSCo and each of its subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

                       (c) Tax Reserves. PSCo and its subsidiaries have established (and until the Closing Date will maintain) on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

                       (d) Tax Liens. There are no Tax liens upon the assets of PSCo or any of its subsidiaries except liens for Taxes not yet due.

                       (e) Withholding Taxes. PSCo and each of its subsidiaries have complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the

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withholding and reporting  requirements  under Code  sections1441  through 1464,
3401 through 3606, and 6041 and 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law,
withheld  from  employee  wages  and  paid  over  to  the  proper   governmental
authorities all amounts required.

                  (f) Extensions of Time for Filing Tax Returns. Except as disclosed in Section 4.9(f) of the PSCo Disclosure Schedule, neither PSCo nor any of its subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                  (g) Waivers of Statute of Limitations.  Except as disclosed in
Section 4.9(g) of the PSCo Disclosure Schedule, neither PSCo nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                  (h) Expiration of Statute of Limitations. Except as disclosed in Section 4.9(h) of the PSCo Disclosure Schedule, the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of PSCo and each of its subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against PSCo or any of its subsidiaries that has not been resolved and paid in full.

                  (i) Audit, Administrative and Court Proceedings. Except as disclosed in Section 4.9(i) of the PSCo Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of PSCo or any of its subsidiaries.

                  (j) Powers of Attorney. Except as disclosed in Section 4.9(j) of the PSCo Disclosure Schedule, no power of attorney currently in force has been granted by PSCo or any of its subsidiaries concerning any Tax matter.

                  (k) Tax Rulings. Except as disclosed in Section 4.9(k) of the PSCo Disclosure Schedule, neither PSCo nor any of its subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

                  (l) Availability of Tax Returns. PSCo and its subsidiaries have made available to SPS complete and accurate copies, covering all years ending on or after December 31, 1990, of (i) all Tax Returns, and any amendments thereto, filed by PSCo or any of its subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by PSCo or any of its subsidiaries and (iii) any Closing Agreements entered into by PSCo or any of its subsidiaries with any taxing authority.

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                  (m) Tax Sharing  Agreements.  Except as  disclosed  in Section
4.9(m) of the PSCo Disclosure Schedule, no agreements relating to the allocation or sharing of Taxes exist between or among PSCo and any of its subsidiaries.

                  (n) Code section 341(f). Neither PSCo nor any of its subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Code section 341(f) or has agreed to have Code section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Code section 341(f)(4)) owned by PSCo or any of its subsidiaries.

                  (o) Code section 168. Except as disclosed in Section 4.9(o) of the PSCo Disclosure Schedule, no property of PSCo or any of its subsidiaries is property that PSCo or any such subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is tax-exempt use property within the meaning of Code section 168.

                  (p) Code  section  481  Adjustments.  Except as  disclosed  in
Section 4.9(p) of the PSCo Disclosure Schedule, neither PSCo nor any of its subsidiaries is required to include in income any adjustment pursuant to Code section 481(a) by reason of a voluntary change in accounting method initiated by PSCo or any of its subsidiaries, and, to the best of the knowledge of PSCo, the Internal Revenue Service (the "IRS") has not proposed any such adjustment or change in accounting method.

                  (q) Code  sections  6661 and  6662.  Except  as  disclosed  in
Section 4.9(q) of the PSCo Disclosure Schedule, all transactions that could give rise to an understatement of federal income tax (within the meaning of Code section 6661 for Tax Returns filed on or before December 31, 1989, and within the meaning of Code section 6662 for tax returns filed after December 31, 1989) that could reasonably be expected to result in a PSCo Material Adverse Effect have been adequately disclosed (or, with respect to Tax Returns filed following the Closing, will be adequately disclosed) on the Tax Returns of PSCo and its subsidiaries in accordance with Code section 6661(b)(2)(B) for Tax Returns filed on or prior to December 31, 1989, and in accordance with Code section 6662(d)(2)(B) for Tax Returns filed after December 31, 1989.

                  (r) Code section 280G. Except as disclosed in Section 4.9(r) of the PSCo Disclosure Schedule, neither PSCo nor any of its subsidiaries is a party to any agreement, contract, or arrangement that could reasonably be expected to result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code section 280G.

                  (s) NOLS. As of December 31, 1993, PSCo and its subsidiaries had net operating loss carryovers available to offset future income as disclosed in Section 4.9(s) of the PSCo Disclosure Schedule. Section 4.9(s) of the PSCo Disclosure Schedule discloses the amount of and year of expiration of each company's net operating loss carryovers.

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




                  (t) Credit Carryover. As of December 31, 1993, PSCo and its subsidiaries had tax credit carryovers available to offset future tax liability as disclosed in Section 4.9(t) of the PSCo Disclosure Schedule. Section 4.9(t) of the PSCo Disclosure Schedule discloses the amount and year of expiration of each company's tax credit carryovers.

                  (u) Code section 338 Elections. Except as disclosed in Section 4.9(u) of the PSCo Disclosure Schedule, no election under Code section 338 (or any predecessor provision) has been made by or with respect to PSCo or any of its subsidiaries or any of their respective assets or properties.

                  (v) Acquisition Indebtedness. Except as disclosed in Section 4.9(v) of the PSCo Disclosure Schedule, no indebtedness of PSCo or any of its subsidiaries is "corporate acquisition indebtedness" within the meaning of Code section 279(b).

                  (w) Intercompany Transactions. Except as disclosed in Section 4.9(w) of the PSCo Disclosure Schedule, neither PSCo nor any of its subsidiaries have engaged in any intercompany transactions within the meaning of Treasury
Regulations section 1.1502-13 for which any income or gain will remain unrecognized as of the close of the last taxable year prior to the Closing Date.

                  Section 4.10 Employee Matters; ERISA.

                  (a) Benefit Plans. Section 4.10(a) of the PSCo Disclosure Schedule contains a true and complete list of: (i) each employee benefit plan, program or arrangement covering employees, former employees or directors of PSCo (or any of its subsidiaries) or any of their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (whether or not terminated, if PSCo or any of its subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof); (ii) each management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with or covering any current officer, key employee or director or any consulting contract with any person who prior to entering into such contract was a director or officer of PSCo or any of its subsidiaries (whether or not terminated, if PSCo or any of its subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof); (iii) each "employee pension benefit plan" (within the meaning of ERISA section 3(2)) subject to Title IV of ERISA or the minimum funding requirements of Code section 412 maintained or contributed to by PSCo or any entity required to be aggregated therewith pursuant to Code section 414(b) or (c) (a "PSCo ERISA Affiliate") at any time during the seven-year period immediately preceding the date hereof
(collectively, the "PSCo Benefit Plans") and (iv) with respect to each PSCo Benefit Plan, the source or sources of benefit payments under the plan
(including, where applicable, the identity of any trust (whether or not a grantor trust), insurance contract, custodial account, agency agreement, or other arrangement

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




that holds the assets of, or serves as a funding vehicle or source of benefits for, such PSCo Benefit Plan).

                  (b) Contributions. Except as disclosed in Section 4.10(b) of the PSCo Disclosure Schedule, all material contributions and other payments required to have been made by PSCo or any of its subsidiaries pursuant to any PSCo Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the PSCo Financial Statements.

                  (c) Qualification; Compliance. Except as disclosed in Section 4.10(c) of the PSCo Disclosure Schedule, each PSCo Benefit Plan that is intended to be "qualified" within the meaning of Code section 401(a) has been determined by the IRS to be so qualified, and, to the best knowledge of PSCo, no event or condition exists or has occurred that could reasonably be expected to result in the revocation of any such determination. PSCo and each of its subsidiaries are in compliance with, and each PSCo Benefit Plan is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code, except for violations that could not reasonably be expected to have a PSCo Material Adverse Effect. To the best knowledge of PSCo, no individual or entity has engaged in any transaction with respect to any PSCo Benefit Plan as a result of which PSCo or any of its subsidiaries could reasonably expect to be subject to liability pursuant to ERISA section 409 or section 502, or subject to an excise tax pursuant to Code section 4975. To the best knowledge of PSCo, (i) no PSCo Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the Internal Revenue Service, the Department of Labor, or any other federal, state, or local governmental entity, and (ii) no PSCo Benefit Plan is the subject of any pending application for administrative relief under any voluntary compliance program of any governmental entity (including, without limitation, the IRS's Voluntary Compliance Resolution Program or Walk-in Closing Agreement Program, or the Department of Labor's Delinquent Filer Voluntary Compliance Program).

                  (d) Liabilities. With respect to the PSCo Benefit Plans, individually and in the aggregate, no termination or partial termination of any PSCo Benefit Plan or other event has occurred, and, to the best knowledge of PSCo, there exists no condition or set of circumstances, that could subject PSCo or any of its subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or to the Pension Benefit Guaranty Corporation (the "PBGC"), or under any indemnity agreement to which PSCo, any of its subsidiaries or any PSCo ERISA Affiliate is a party, which liability, excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for PBGC insurance premiums payable in the ordinary course, could reasonably be expected to have a PSCo Material Adverse Effect.

                  (e) Welfare Plans. Except as disclosed in Section 4.10(e) of the PSCo Disclosure Schedule, no PSCo Benefit Plan that is a "welfare plan" (within the meaning of

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




ERISA section 3(1)) provides benefits for any retired or former employees (other than as required pursuant to ERISA section 601).

                  (f) Documents Made Available. PSCo has made available to SPS a true and correct copy of each collective bargaining agreement to which PSCo is a party or under which PSCo has obligations and, with respect to each PSCo Benefit Plan, as applicable (i) the current plan document (including all amendments adopted since the most recent restatement) and its most recently prepared summary plan description and all summaries of material modifications prepared since the most recent summary plan description, (ii) the most recently prepared annual report (IRS Form 5500 Series) including financial statements, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent IRS determination letter with respect to the qualified status under Code section 401(a) of such plan and a copy of any application for an IRS determination letter filed since the most recent IRS determination letter was issued, and (v) the most recent actuarial report or valuation.

                  (g) Payments Resulting from Mergers. Other than as set forth in Section 7.11 or disclosed in Section 4.10(g) of the PSCo Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from the Company or PSCo or any of its subsidiaries under any applicable PSCo Benefit Plans to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any PSCo Benefit Plan being established or becoming accelerated, vested or payable, except for a payment or benefit that would have been payable under the same terms and conditions without regard to the transactions contemplated by this Agreement.

                  (h) Funded Status of Plans. Except as disclosed in Section 4.10(h) of the PSCo Disclosure Schedule, each PSCo Benefit Plan that is subject to either or both of the minimum funding requirements of ERISA section 302 or to Title IV of ERISA has assets that, as of the date hereof, have a fair market value equal to or exceeding the present value of the accrued benefit obligations thereunder on a termination basis, as of the date hereof based on the actuarial methods, tables and assumptions theretofore utilized by such plan's actuary in preparing such plan's most recently prepared actuarial valuation report, except to the extent that applicable law would require the use of different actuarial assumptions if such plan was to be terminated as of the date hereof. No PSCo Benefit Plan subject to the minimum funding requirements of ERISA section 302 has incurred any "accumulated funding deficiency" (within the meaning of ERISA section 302).

                  (i)  Multiemployer  Plans.  Except  as  disclosed  in  Section
4.10(i) of the PSCo Disclosure Schedule, no PSCo Benefit Plan is or was a "multiemployer plan" (within the meaning of ERISA section 4001(a)(3)), a multiple employer plan described in Code section 413(c), or a "multiple employer welfare arrangement" (within the meaning of ERISA section 3(40)); and none of PSCo, any subsidiary thereof or any PSCo ERISA Affiliate has been obligated to contribute to, or otherwise has or has had any liability with respect to, any multiemployer plan, multiple employer plan, or multiple employer welfare arrangement. With respect to any PSCo Benefit Plan that is listed in Section 4.10(i) of the PSCo Disclosure Schedule as a multiemployer plan, PSCo and its subsidiaries have not made or incurred a "complete withdrawal" or a "partial withdrawal," as such terms are defined in ERISA sections4203 and 4205, therefrom at any time during the five calendar year period immediately preceding the date of this Agreement and the transactions contemplated by the Agreement will not, in and of themselves, give rise to such a "complete withdrawal" or "partial withdrawal."

                  (j) Modification or Termination of Plans. Except as disclosed in Section 4.10(j) of the PSCo Disclosure Schedule: (i) neither PSCo nor any subsidiary of PSCo is subject to any legal, contractual, equitable or other obligation to establish as of any date any employee benefit plan of any nature, including (without limitation) any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice; and
(ii) to the best knowledge of PSCo, after review of all PSCo Benefit Plan documents, the Company, PSCo or one or more of its subsidiaries may, in any manner, and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend any PSCo Benefit Plan or any other employee benefit plan, policy, program or practice (or its participation in any such PSCo Benefit Plan or other employee benefit plan, policy, program or practice) at any time sponsored, maintained or contributed to by PSCo or any of its subsidiaries, effective as of any date before, on or after the Effective Time except to the extent that any retroactive amendment would be prohibited by ERISA section 204(g).

                  (k) Reportable Events; Claims. Except as disclosed in Section 4.10(k) of the PSCo Disclosure Schedule, (i) no event constituting a "reportable event" (within the meaning of ERISA section 4043(b)) for which the 30-day notice requirement has not been waived by the PBGC has occurred with respect to any PSCo Benefit Plan and (ii) no liability, claim, action or litigation has been made, commenced or, to the best knowledge of PSCo, threatened, by or against PSCo or any of its subsidiaries with respect to any PSCo Benefit Plan (other than for benefits or PBGC premiums payable in the ordinary course) that could reasonably be expected to have to a PSCo Material Adverse Effect.

                  (l) Labor Agreements. To the best knowledge of PSCo, as of the date hereof, there is no current labor union representation question involving employees of PSCo or any of its subsidiaries, nor does PSCo or any of its subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees. Except as disclosed in the PSCo SEC Reports or as disclosed in Section 4.10(l) of the PSCo Disclosure Schedule: (i) neither PSCo nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against PSCo or any of its subsidiaries pending, or to the best knowledge of PSCo, threatened, that has, or reasonably may be expected by PSCo to have, a PSCo

Material Adverse Effect; (iii) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against PSCo or any of its subsidiaries pending, or to the best knowledge of PSCo, threatened, that has, or reasonably may be expected by PSCo to have, a PSCo Material Adverse Effect; (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the best knowledge of PSCo, threatened, against or involving PSCo or any of its subsidiaries that has or, insofar as reasonably can be foreseen, could have, a PSCo Material Adverse Effect; (v) PSCo and each of its subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that, in the aggregate, does not, and insofar as reasonably can be foreseen, will not, have a PSCo Material Adverse Effect; and (vi) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of PSCo, threatened in respect to which any director, officer, employee or agent of PSCo or any of its subsidiaries is or may be entitled to claim indemnification from PSCo or any of its subsidiaries pursuant to their respective articles of incorporation or bylaws or as provided in the indemnification agreements listed on Section 4.10(l) of the PSCo Disclosure Schedule.

                  Section 4.11 Environmental Protection.

                  (a) Compliance. Except as disclosed in Section 4.11(a) of the PSCo Disclosure Schedule, or as disclosed in the PSCo SEC Reports, each of PSCo and each of its subsidiaries is in material compliance with all applicable Environmental Laws (as hereinafter defined in Section 4.11(g)), except where the failure to be so in material compliance would not in the aggregate have a PSCo Material Adverse Effect. Except as disclosed in Section 4.11(a) of the PSCo Disclosure Schedule, neither PSCo nor any of its subsidiaries has received any written notice from any person or Governmental Authority that alleges that PSCo or any of its subsidiaries is not in material compliance with applicable
Environmental Laws, except where the failure to be so in material compliance would not in the aggregate have a PSCo Material Adverse Effect.

                  (b) Environmental Permits. Except as disclosed in Section 4.11(b) of the PSCo Disclosure Schedule, or as disclosed in the PSCo SEC Reports, PSCo and each of its subsidiaries has obtained or has applied for all material environmental, health and safety permits and authorizations (collectively, "Environmental Permits") necessary for the construction of their facilities and the conduct of their operations, and all such Environmental
Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and PSCo and its subsidiaries are in material compliance with all terms and conditions of all such Environmental Permits and are not required to make any material expenditures in connection with any renewal application pending agency approval, except where the failure to obtain or be in such compliance and the

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




requirement to make such expenditures would not have in the aggregate a PSCo Material Adverse Effect.

                  (c) Environmental Claims. Except as disclosed in Section 4.11(c) of the PSCo Disclosure Schedule, or as disclosed in the PSCo SEC Reports, to the best knowledge of PSCo, there is no Environmental Claim (as hereinafter defined in Section 4.11(g)) pending, or to the best knowledge of PSCo, threatened (i) against PSCo or any of its subsidiaries or joint ventures,
(ii) against any person or entity whose liability for any Environmental Claim PSCo or any of its subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law or (iii) against any real or personal property or operations that PSCo or any of its subsidiaries or joint ventures owns, leases or manages, in whole or in part, that, if adversely determined, would have in the aggregate a PSCo Material Adverse Effect.

                  (d) Releases. Except as disclosed in Section 4.11(c) or 4.11(d) of the PSCo Disclosure Schedule, or as disclosed in the PSCo SEC
Reports,  to the  best  knowledge  of  PSCo,  there  has  been  no  Release  (as hereinafter defined in Section 4.11(g)) of any Hazardous Material (as hereinafter defined in Section 4.11(g)) that would be reasonably likely to form the basis of any Environmental Claim against PSCo or any subsidiary or joint venture of PSCo, or against any person or entity whose liability for any Environmental Claim PSCo or any subsidiary or joint venture of PSCo has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not have in the aggregate a PSCo Material Adverse Effect.

                  (e) Predecessors. Except as disclosed in Section 4.11(e) of the PSCo Disclosure Schedule, or as disclosed in the PSCo SEC Reports, to the best knowledge of PSCo, with respect to any predecessor of PSCo or any subsidiary or joint venture of PSCo, there are no Environmental Claims pending or threatened, or any Releases of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims that would have, or that PSCo reasonably believes would have, in the aggregate a PSCo Material Adverse Effect.

                  (f) Disclosure. To the best knowledge of PSCo, PSCo has disclosed to SPS all material facts that PSCo reasonably believes form the basis of a PSCo Material Adverse Effect arising from (i) the cost of pollution control equipment currently required or known to be required in the future, (ii) current investigatory, removal, remediation or response costs or investigatory, removal, remediation or response costs known to be required in the future, in each case, both on-site and off-site and (iii) any other environmental matter affecting PSCo or its subsidiaries that would have, or that PSCo reasonably believes would have, in the aggregate a PSCo Material Adverse Effect.

                  (g)      As used in this Agreement:

                  (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens,

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




         investigations, proceedings or notices of noncompliance or violation by any person or entity (including, without limitation, any Governmental Authority) alleging potential liability (including, without limitation, potential liability for enforcement costs, investigatory costs, cleanup costs, response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by PSCo or any of its subsidiaries or joint ventures (for purposes of this Section 4.11 only), or by SPS or any of its subsidiaries or joint ventures (for purposes of Section 5.11 only), (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                 (ii) "Environmental Laws" means all federal, state and local laws, rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                (iii) "Hazardous Materials" means (A) any petroleum or petroleum products or petroleum wastes (including crude oil or any fraction thereof), radioactive materials, friable asbestos or friable asbestos-containing material, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which PSCo or any of its subsidiaries or joint ventures operates (for purposes of this Section
         4.11 only) or in which SPS or any of its subsidiaries or joint ventures operates (for purposes of Section 5.11 only).

                 (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property (indoors or outdoors).

                  Section 4.12 Regulation as a Utility. PSCo is regulated as a public utility in the State of Colorado and one of its wholly owned subsidiaries is regulated as a public utility in the State of Wyoming. Except as disclosed in
Section 4.12 of the PSCo Disclosure Schedule, neither PSCo nor any subsidiary company or affiliate of PSCo is subject to regulation as a public utility or public service company (or similar designation) by any other

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




state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country. As used in this
Section 4.12 and in Section 5.12, the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in the 1935 Act. PSCo is a holding company exempt from all provisions of the 1935 Act except Section 9(a)(2) pursuant to Section 3(a)(2) of the 1935 Act.

                  Section 4.13 Vote Required. The approval of the PSCo Merger by two-thirds of all votes entitled to be cast by all holders of PSCo Common Stock and PSCo Preferred Stock voting together as a single class (the "PSCo Shareholders' Approvals") are the only votes of the holders of any class or series of the capital stock of PSCo required to approve this Agreement, the Merger Agreements, the Mergers and the other transactions contemplated hereby.

                  Section 4.14 Accounting Matters. PSCo has not, through the date hereof, taken or agreed to take any action that would prevent the Company from accounting for the business combination to be effected by the Mergers as a pooling-of-interests in accordance with GAAP and applicable SEC regulations.

                  Section 4.15 Opinion of Financial Advisor. PSCo has received the opinion of Barr Devlin & Co. Incorporated, dated the date hereof, to the effect that, as of the date hereof, the PSCo Conversion Ratio is fair from a financial point of view to the holders of PSCo Common Stock.

                  Section 4.16 Insurance. Except as disclosed in Section 4.16 of the PSCo Disclosure Schedule, each of PSCo and each of its subsidiaries is, and has been continuously since January 1, 1990, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by PSCo and its subsidiaries during such time period.
Except as disclosed in Section 4.16 of the PSCo Disclosure Schedule, neither PSCo nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy thereof. All material insurance policies of PSCo and its subsidiaries are valid and enforceable policies.

                  Section 4.17 Ownership of SPS Common Stock. PSCo does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange
Act) any shares of SPS Common Stock.

                  Section 4.18 PSCo Rights Agreement. PSCo shall take all necessary action with respect to all of the outstanding rights to purchase common stock of PSCo (the "PSCo Rights") issued pursuant to the Rights Agreement, dated as of February 26, 1991 (the "PSCo Rights Agreement"), between PSCo and Mellon Bank, N.A., as Rights Agent, so that PSCo, as of the time immediately prior to the Effective Time, will have no obligations under the PSCo Rights or the PSCo Rights Agreement, except for the payment of any redemption price, if required, and so that the holders of the PSCo Rights will have no rights under the PSCo Rights or the PSCo Rights Agreement except for the payment of any redemption price, if required. Assuming the accuracy of the representation contained in Section 5.17, the execution, delivery and performance of this Agreement will not result in a distribution of, or otherwise, trigger, the PSCo Rights under the PSCo Rights Agreement.
                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF SPS

                  SPS represents and warrants to PSCo as follows:

                  Section 5.1 Organization and Qualification. Except as disclosed in Section 5.1 of the SPS Disclosure Schedule (as defined in Section 7.6(i)), each of SPS and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority, and has been duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of SPS and its subsidiaries taken as a whole or on the consummation of this Agreement or the SPS Merger Agreement (any such material adverse effect being hereinafter referred to as a "SPS Material Adverse Effect").

                  Section 5.2  Subsidiaries.  Section 5.2 of the SPS  Disclosure
Schedule contains a description as of the date hereof of all subsidiaries and joint ventures of SPS, including the name of each such entity, the state or jurisdiction of its incorporation, a brief description of the principal line or lines of business conducted by each such entity and SPS's interest therein. Except as disclosed in Section 5.2 of the SPS Disclosure Schedule, none of such entities is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of
Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively. Except as disclosed in Section 5.2 of the SPS Disclosure Schedule, all of the issued and outstanding shares of capital stock of each subsidiary of SPS are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by SPS free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.


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                  Section 5.3  Capitalization.  The authorized  capital stock of
SPS consists of 100,000,000 shares of SPS Common Stock and 5,000,000 shares of SPS Preferred Stock. As of the close of business on July 31, 1995, (i) 40,917,908 shares of SPS Common Stock and 1,416,800 shares of SPS Preferred Stock were issued and outstanding. All of the issued and outstanding shares of the capital stock of SPS are validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in Section 5.3 of the SPS Disclosure Schedule and except for the SPS Rights (as defined in Section 5.18), as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating SPS or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock or other voting securities of SPS or obligating SPS or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

                  Section 5.4 Authority; Non-Contravention; Statutory Approvals; Compliance.

                  (a) Authority. SPS has all requisite power and authority to enter into this Agreement and the SPS Merger Agreement and, subject to the SPS Shareholders' Approvals (as defined in Section 5.13) and the SPS Required Statutory Approvals (as defined in Section 5.4(c), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the SPS Merger Agreement and the consummation by SPS of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of SPS, subject to obtaining the SPS Shareholders' Approvals. This Agreement has been, and the SPS Merger Agreement will be, duly and validly executed and delivered by SPS and, assuming the due authorization, execution and delivery hereof by PSCo and the Company and of the SPS Merger Agreement by Merger Sub B, constitutes, or will constitute, the legal, valid and binding obligation of SPS enforceable against SPS in accordance with its terms.

                  (b) Non-Contravention. Except as disclosed in Section 5.4(b) of the SPS Disclosure Schedule the execution and delivery of this Agreement by SPS do not, and the execution and delivery of the SPS Merger Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any Violation by SPS or any of its subsidiaries or, to the best knowledge of SPS, any of its joint ventures under any provisions of (i) the articles of incorporation, bylaws or similar governing documents of SPS or any of its subsidiaries or joint ventures, (ii) subject to obtaining the SPS Required Statutory Approvals and the receipt of the SPS Shareholders' Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to SPS or any of its subsidiaries or joint ventures or any of their respective properties or assets, or (iii) subject to obtaining the third-party consents or other approvals disclosed in Section 5.4(b) of the SPS Disclosure Schedule (the "SPS Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which SPS or any of its subsidiaries or joint ventures is now a party or by which

                                      -24-





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




any of them or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not have, in the aggregate, a SPS Material Adverse Effect.

                  (c) Statutory Approvals. Except as disclosed in Section 5.4(c) of the SPS Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent, finding by or approval of, any Governmental Authority, is necessary for the execution and delivery of this Agreement or the SPS Merger Agreement by SPS or the consummation by SPS of the transactions contemplated hereby or thereby, the failure to obtain, make or give which would have, in the aggregate, a SPS Material Adverse Effect (the "SPS Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such SPS Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

                  (d) Compliance. Except as disclosed in Section 5.4(d) or 5.11 of the SPS Disclosure Schedule or as disclosed in the SPS SEC Reports (as defined in Section 5.5), neither SPS nor any of its subsidiaries nor, to the best knowledge of SPS, any of its joint ventures, is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Laws), of any Governmental Authority, except for violations that, in the aggregate, do not have, and, to the best knowledge of SPS, are not reasonably likely to have, a SPS Material Adverse Effect. Except as disclosed in Section 5.4(d) or 5.11 of the SPS Disclosure Schedule, SPS, its subsidiaries and, to the best knowledge of SPS, its joint ventures have all Permits, except those the failure to obtain which would not, in the aggregate, have a SPS Material Adverse Effect.

                  Section 5.5 Reports and Financial Statements. The filings required to be made by SPS and its subsidiaries since January 1, 1990 under the Securities Act, the Exchange Act, applicable New Mexico, Texas, Oklahoma and Kansas laws and regulations or the Power Act have been filed with the SEC, the New Mexico Public Utility Commission (the "New Mexico Commission"), the Public Utility Commission of Texas (the "Texas Commission"), the Corporation Commission of Oklahoma (the "Oklahoma Commission"), the Kansas Corporation Commission (the "Kansas Commission"), or the FERC, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. No filings by SPS or its subsidiaries have been required under the 1935 Act, the Natural Gas Act or the Atomic Energy Act. SPS has made available to PSCo a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by SPS with the SEC since January 1, 1990 and through the date hereof (as such documents have since the time of their filing been amended, the "SPS SEC Reports"). The SPS SEC Reports, including without limitation any financial statements or schedules

                                      -25-





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




included therein, at the time filed, and any forms, reports or other documents filed by SPS with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of SPS included in the SPS SEC Reports (collectively, the "SPS Financial Statements") have been prepared, and will be prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present the consolidated financial position of SPS as of the respective dates thereof or the consolidated results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the articles of incorporation and bylaws of SPS, as in effect on the date hereof, have been delivered to PSCo.

                  Section 5.6 Absence of Certain Changes or Events. Except as disclosed in the SPS SEC Reports filed prior to the date hereof or as disclosed in Section 5.6 of the SPS Disclosure Schedule, from December 31, 1994 through the date hereof each of SPS and each of its subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and no event has occurred which has had, and no fact or condition exists that would have or, to the best knowledge of SPS, is reasonably likely to have, a SPS Material Adverse Effect. For purposes of the Section 5.6, the amount of any fine or penalty imposed or assessed against SPS after the date of this Agreement may be taken into account in determining whether a SPS Material Adverse Effect has occurred regardless of whether or not the event, fact or condition which lead to the imposition or assessment of the fine or penalty has been disclosed in the SPS SEC Reports or the SPS Disclosure Schedule.

                  Section 5.7 Litigation. Except as disclosed in the SPS SEC Reports filed prior to the date hereof or as disclosed in Section 5.7, 5.9 or
5.11 of the SPS Disclosure Schedule, (i) there are no claims, suits, actions or proceedings pending or, to the best knowledge of SPS, threatened, nor are there any investigations or reviews pending or, to the best knowledge of SPS, threatened against, relating to or affecting SPS or any of its subsidiaries,
(ii) there have not been any developments since December 31, 1994 with respect to any such disclosed claims, suits, actions, proceedings, investigations or reviews, and (iii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to SPS or any of its subsidiaries that in the aggregate would have, or to the best knowledge of SPS are reasonably likely to have, a SPS Material Adverse Effect.

                  Section 5.8 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of SPS for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the

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




statements therein not misleading and (ii) the Joint Proxy Statement will, at the date mailed to the shareholders of SPS and PSCo and, as the same may be amended or supplemented, at the times of the meetings of such shareholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

                  Section 5.9  Tax Matters.

                  (a)  Filing of Timely  Tax  Returns.  Except as  disclosed  in
Section 5.9(a) of the SPS Disclosure Schedule, SPS and each of its subsidiaries have filed all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

                  (b) Payment of Taxes. SPS and each of its subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

                  (c) Tax Reserves. SPS and its subsidiaries have established (and until the Closing Date will maintain) on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

                  (d) Tax Liens. There are no Tax liens upon the assets of SPS or any of its subsidiaries except liens for Taxes not yet due.

                  (e) Withholding Taxes. SPS and each of its subsidiaries have complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code sections 1441 through 1464, 3401 through 3606, and 6041 and 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

                  (f) Extensions of Time for Filing Tax Returns. Except as disclosed in Section 5.9(f) of the SPS Disclosure Schedule, neither SPS nor any of its subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                  (g) Waivers of Statute of Limitations.  Except as disclosed in
Section 5.9(g) of the SPS Disclosure Schedule, neither SPS nor any of its subsidiaries has executed

                                      -27-





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




any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                  (h) Expiration of Statute of Limitations. Except as disclosed in Section 5.9(h) of the SPS Disclosure Schedule, the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of SPS and each of its subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against SPS or any of its subsidiaries that has not been resolved and paid in full.

                  (i) Audit, Administrative and Court Proceedings. Except as disclosed in Section 5.9(i) of the SPS Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of SPS or any of its subsidiaries.

                  (j) Powers of Attorney. Except as disclosed in Section 5.9(j) of the SPS Disclosure Schedule, no power of attorney currently in force has been granted by SPS or any of its subsidiaries concerning any Tax matter.

                  (k) Tax Rulings. Except as disclosed in Section 5.9(k) of the SPS Disclosure Schedule, neither SPS nor any of its subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date.

                  (l) Availability of Tax Returns. SPS and its subsidiaries have made available to PSCo complete and accurate copies covering all years ending on or after December 31, 1990, of (i) all Tax Returns, and any amendments thereto, filed by SPS or any of its subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by SPS or any of its subsidiaries and (iii) any Closing Agreements entered into by SPS or any of its subsidiaries with any taxing authority.

                  (m) Tax Sharing Agreements. Except as disclosed in Section 5.9(m) of the SPS Disclosure Schedule, no agreements relating to the allocation or sharing of Taxes exist between or among SPS and any of its subsidiaries.

                  (n) Code section 341(f). Neither SPS nor any of its subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Code section 341(f) or has agreed to have Code section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Code section 341(f)(4)) owned by SPS or any of its subsidiaries.

                  (o) Code section 168. Except as disclosed in Section 5.9(o) of the SPS Disclosure Schedule, no property of SPS or any of its subsidiaries is property that SPS or any such subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code section 168(f)(8) (as in effect prior to

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




its amendment by the Tax Reform Act of 1986) or is tax-exempt use property within the meaning of Code section 168.

                  (p) Code  section  481  Adjustments.  Except as  disclosed  in
Section 5.9(p) of the SPS Disclosure Schedule, neither SPS nor any of its subsidiaries is required to include in income any adjustment pursuant to Code section 481(a) by reason of a voluntary change in accounting method initiated by SPS or any of its subsidiaries, and to the best of the knowledge of SPS, the IRS has not proposed any such adjustment or change in accounting method.

                  (q) Code  sections  6661 and  6662.  Except  as  disclosed  in
Section 5.9(q) of the SPS Disclosure Schedule, all transactions that could give rise to an understatement of federal income tax (within the meaning of Code section 6661 for Tax Returns filed on or before December 31, 1989, and within the meaning of Code section 6662 for tax returns filed after December 31, 1989) that could reasonably be expected to result in a SPS Material Adverse Effect have been adequately disclosed (or, with respect to Tax Returns filed following the Closing will be adequately disclosed) on the Tax Returns of SPS and its subsidiaries in accordance with Code section 6661(b)(2)(B) for Tax Returns filed on or prior to December 31, 1989, and in accordance with Code section 6662(d)(2)(B) for Tax Returns filed after December 31, 1989.

                  (r) Code section 280G. Except as disclosed in Section 5.9(r) of the SPS Disclosure Schedule, neither SPS nor any of its subsidiaries is a party to any agreement, contract, or arrangement that could reasonably be expected to result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code section 280G.

                  (s) NOLS. As of December 31, 1993, SPS and its subsidiaries had net operating loss carryovers available to offset future income as disclosed in Section 5.9(s) of the SPS Disclosure Schedule. Section 5.9(s) of the SPS Disclosure Schedule discloses the amount of and year of expiration of each company's net operating loss carryovers.

                  (t) Credit Carryover. As of December 31, 1993, SPS and its subsidiaries had tax credit carryovers available to offset future tax liability as disclosed in Section 5.9(t) of the SPS Disclosure Schedule. Section 5.9(t) of the SPS Disclosure Schedule discloses the amount and year of expiration of each company's tax credit carryovers.

                  (u) Code section 338 Elections. Except as disclosed in Section 5.9(u) of the SPS Disclosure Schedule, no election under Code section 338 (or any predecessor provision) has been made by or with respect to SPS or any of its subsidiaries or any of their respective assets or properties.

                  (v) Acquisition Indebtedness. Except as disclosed in Section 5.9(v) of the SPS Disclosure Schedule, no indebtedness of SPS or any of its subsidiaries is "corporate acquisition indebtedness" within the meaning of Code section 279(b).


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                  (w) Intercompany Transactions.  Except as disclosed in Section
5.9(w) of the SPS Disclosure Schedule, neither SPS nor any of its subsidiaries have engaged in any intercompany transactions within the meaning of Treasury
Regulations section 1.1502-13 for which any income or gain will remain unrecognized as of the close of the last taxable year prior to the Closing Date.

                  Section 5.10 Employee Matters; ERISA.

                  (a) Benefit Plans. Section 5.10(a) of the SPS Disclosure Schedule contains a true and complete list of: (i) each employee benefit plan, program or arrangement covering employees, former employees or directors of SPS (or any of its subsidiaries) or any of their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any "employee benefit plan" within the meaning of ERISA section 3(3) (whether or not terminated, if SPS or any of its subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof); (ii) each management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with or covering any current officer, key employee or director or any consulting contract with any person who prior to entering into such contract was a director or officer of SPS or any of its subsidiaries (whether or not terminated, if SPS or any of its subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof); (iii) each "employee pension benefit plan" (within the meaning of ERISA section 3(2)) subject to Title IV of ERISA or the minimum funding requirements of Code section 412 maintained or contributed to by SPS or any entity required to be aggregated therewith pursuant to Code section 414(b) or (c) (a "SPS ERISA Affiliate") at any time during the seven-year period immediately preceding the date hereof (collectively, the "SPS Benefit Plans") and (iv) with respect to each SPS Benefit Plan, the source or sources of benefit payments under the plan (including, where applicable, the identity of any trust (whether or not a grantor trust), insurance contract, custodial account, agency agreement, or other arrangement that holds the assets of, or serves as a funding vehicle or source of benefits for, such SPS Benefit
Plan).

                  (b) Contributions. Except as disclosed in Section 5.10(b) of the SPS Disclosure Schedule, all material contributions and other payments required to have been made by SPS or any of its subsidiaries pursuant to any SPS Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the SPS Financial Statements.

                  (c) Qualification; Compliance. Except as disclosed in Section 5.10(c) of the SPS Disclosure Schedule, each SPS Benefit Plan that is intended to be "qualified" within the meaning of Code section 401(a) has been determined by the IRS to be so qualified, and, to the best knowledge of SPS, no event or condition exists or has occurred that could reasonably be expected to result in the revocation of any such determination. SPS and each of its subsidiaries are in compliance with, and each SPS Benefit Plan is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including,

                                      -30-





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without  limitation,  ERISA and the Code,  except for violations  that could not reasonably be expected to have a SPS Material Adverse Effect. To the best knowledge of SPS, no individual or entity has engaged in any transaction with respect to any SPS Benefit Plan as a result of which SPS or any of its subsidiaries could reasonably expect to be subject to liability pursuant to ERISA section 409 or section 502, or subject to an excise tax pursuant to Code section 4975. To the best knowledge of SPS, (i) no SPS Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the Internal Revenue Service, the Department of Labor, or any other federal, state, or local governmental entity, and (ii) no SPS Benefit Plan is the subject of any pending application for administrative relief under any voluntary compliance program of any governmental entity (including, without limitation, the IRS's Voluntary Compliance Resolution Program or Walk-in Closing Agreement Program, or the Department of Labor's Delinquent Filer Voluntary Compliance Program).

                  (d) Liabilities. With respect to the SPS Benefit Plans, individually and in the aggregate, no termination or partial termination of any SPS Benefit Plan or other event has occurred, and, to the best knowledge of SPS, there exists no condition or set of circumstances, that could subject SPS or any of its subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or to the PBGC), or under any indemnity agreement to which SPS, any of its subsidiaries or any SPS ERISA Affiliate is a party, which liability, excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for PBGC insurance premiums payable in the ordinary course, could reasonably be expected to have a SPS Material Adverse Effect.

                  (e) Welfare Plans. Except as disclosed in Section 5.10(e) of the SPS Disclosure Schedule, no SPS Benefit Plan that is a "welfare plan" (within the meaning of ERISA section 3(1)) provides benefits for any retired or former employees (other than as required pursuant to ERISA section 601).

                  (f) Documents Made Available. SPS has made available to PSCo a true and correct copy of each collective bargaining agreement to which SPS is a party or under which SPS has obligations and, with respect to each SPS Benefit Plan, as applicable (i) the current plan document (including all amendments adopted since the most recent restatement) and its most recently prepared summary plan description and all summaries of material modifications prepared since the most recent summary plan description, (ii) the most recently prepared annual report (IRS Form 5500 Series) including financial statements, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent IRS determination letter with respect to the qualified status under Code section 401(a) of such plan and a copy of any application of an IRS determination letter filed since the most recent IRS determination letter was issued, and (v) the most recent actuarial report or valuation.

                  (g) Payments Resulting from Mergers. Other than as set forth in Section 7.11 or disclosed in Section 5.10(g) of the SPS Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not

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(either  alone or upon the  occurrence  of any  additional  or  further  acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from the Company or SPS or any of its subsidiaries under any applicable SPS Benefit Plans to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any SPS Benefit Plan being established or becoming accelerated, vested or payable, except for a payment or benefit that would have been payable under the same terms and conditions without regard to the transactions contemplated by this Agreement.

                  (h) Funded Status of Plans. Except as disclosed in Section 5.10(h) of the SPS Disclosure Schedule, each SPS Benefit Plan that is subject to either or both of the minimum funding requirements of ERISA section 302 or to Title IV of ERISA has assets that, as of the date hereof, have a fair market value equal to or exceeding the present value of the accrued benefit obligations thereunder on a termination basis, as of the date hereof based on the actuarial methods, tables and assumptions theretofore utilized by such plan's actuary in preparing such plan's most recently prepared actuarial valuation report, except to the extent that applicable law would require the use of different actuarial assumptions if such plan was to be terminated as of the date hereof. No SPS Benefit Plan subject to the minimum funding requirements of ERISA section 302 has incurred any "accumulated funding deficiency" (within the meaning of ERISA section 302).

                  (i)  Multiemployer  Plans.  Except  as  disclosed  in  Section
5.10(i) of the SPS Disclosure Schedule, no SPS Benefit Plan is or was a "multiemployer plan" (within the meaning of ERISA section 4001(a)(3)), a multiple employer plan described in Code section 413(c), or a "multiple employer welfare arrangement" (within the meaning of ERISA section 3(40)); and none of SPS, any subsidiary thereof or any SPS ERISA Affiliate has been obligated to contribute to, or otherwise has or has had any liability with respect to, any multiemployer plan, multiple employer plan, or multiple employer welfare arrangement. With respect to any SPS Benefit Plan that is listed in Section 5.10(i) of the SPS Disclosure Schedule as a multiemployer plan, SPS and its subsidiaries have not made or incurred a "complete withdrawal" or a "partial withdrawal," as such terms are defined in ERISA sections 4203 and 4205, therefrom at any time during the five calendar year period immediately preceding the date of this Agreement and the transactions contemplated by the Agreement will not, in and of themselves, give rise to such a "complete withdrawal" or "partial withdrawal."

                  (j) Modification or Termination of Plans. Except as disclosed in Section 5.10(j) of the SPS Disclosure Schedule: (i) neither SPS nor any subsidiary of SPS is subject to any legal, contractual, equitable or other obligation to establish as of any date any employee benefit plan of any nature, including (without limitation) any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice; and
(ii) to the best knowledge of SPS after review of all SPS Benefit Plan documents, the Company, SPS or one or more of its subsidiaries may, in any manner, and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend any SPS Benefit Plan or any other employee benefit plan, policy, program or practice

                                      -32-





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(or its  participation  in any such SPS Benefit Plan or other  employee  benefit plan, policy, program or practice) at any time sponsored, maintained or contributed to by SPS or any of its subsidiaries, effective as of any date before, on or after the Effective Time except to the extent that any retroactive amendment would be prohibited by ERISA section 204(g).

                  (k) Reportable Events; Claims. Except as disclosed in Section 5.10(k) of the SPS Disclosure Schedule, (i) no event constituting a "reportable event" (within the meaning of ERISA section 4043(b)) for which the 30-day notice requirement has not been waived by the PBGC has occurred with respect to any SPS Benefit Plan and (ii) no liability, claim, action or litigation has been made, commenced or, to the best knowledge of SPS, threatened, by or against SPS or any of its subsidiaries with respect to any SPS Benefit Plan (other than for benefits or PBGC premiums payable in the ordinary course) that could reasonably be expected to have a SPS Material Adverse Effect.

                  (l) Labor Agreements. To the best knowledge of SPS, as of the date hereof, there is no current labor union representation question involving employees of SPS or any of its subsidiaries, nor does SPS or any of its subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees. Except as disclosed in the SPS SEC Reports or as disclosed in Section 5.10(l) of the SPS Disclosure Schedule: (i) neither SPS nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against SPS or any of its subsidiaries pending, or to the best knowledge of SPS, threatened, that has, or reasonably may be expected by SPS to have, a SPS Material Adverse Effect; (iii) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against SPS or any of its subsidiaries pending, or to the best knowledge of SPS, threatened, that has, or reasonably may be expected by SPS to have, a SPS Material Adverse Effect; (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the best knowledge of SPS, threatened, against or involving SPS or any of its subsidiaries that has or, insofar as reasonably can be foreseen, could have, a SPS Material Adverse Effect; (v) SPS and each of its subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that, in the aggregate, does not, and insofar as reasonably can be foreseen, will not, have a SPS Material Adverse Effect; and (vi) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of SPS, threatened in respect to which any director, officer, employee or agent of SPS or any of its subsidiaries is or may be entitled to claim indemnification from SPS or any of its subsidiaries pursuant to their respective articles of incorporation or bylaws or as provided in the indemnification agreements listed on Section 5.10(l) of the SPS Disclosure Schedule.

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





                  Section 5.11 Environmental Protection.

                  (a) Compliance. Except as disclosed in Section 5.11(a) of the SPS Disclosure Schedule or as disclosed in the SPS SEC Reports, each of SPS and each of its subsidiaries is in material compliance with all applicable
Environmental Laws, except where the failure to be so in material compliance would not in the aggregate have a SPS Material Adverse Effect. Except as disclosed in Section 5.11(a) of the SPS Disclosure Schedule, neither SPS nor any of its subsidiaries has received any written notice from any person or Governmental Authority that alleges that SPS or any of its subsidiaries is not in material compliance with applicable Environmental Laws, except where the failure to be so in material compliance would not in the aggregate have a SPS Material Adverse Effect.

                  (b) Environmental Permits. Except as disclosed in Section 5.11(b) of the SPS Disclosure Schedule or as disclosed in the SPS SEC Reports, each of SPS and each of its subsidiaries has obtained or has applied for all material Environmental Permits necessary for the construction of their facilities and the conduct of their operations, and all such Environmental
Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and SPS and its subsidiaries are in compliance with all terms and conditions of all such Environmental Permits and are not required to make any material expenditures in connection with any renewal application pending agency approval, except where the failure to obtain or be in such compliance and the requirement to make such expenditures would not have in the aggregate a SPS Material Adverse Effect.

                  (c) Environmental Claims. Except as disclosed in Section 5.11(c) of the SPS Disclosure Schedule or as disclosed in the SPS SEC Reports, to the best knowledge of SPS, there is no Environmental Claim (as defined in Section 4.11(g)) pending, or to the best knowledge of SPS, threatened (i) against SPS or any of its subsidiaries or joint ventures, (ii) against any person or entity whose liability for any Environmental Claim SPS or any of its subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law or (iii) against any real or personal property or operations that SPS or any of its subsidiaries or joint ventures owns, leases or manages, in whole or in part, that, if adversely determined, would have in the aggregate a SPS Material Adverse Effect.

                  (d) Releases. Except as disclosed in Section 5.11(c) or 5.11(d) of the SPS Disclosure Schedule or as disclosed in the SPS SEC Reports, to the best knowledge of SPS, there has been no Release of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against SPS or any subsidiary or joint venture of SPS, or against any person or entity whose liability for any Environmental Claim SPS or any subsidiary or joint venture of SPS has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not have in the aggregate a SPS Material Adverse Effect.

                  (e) Predecessors. Except as disclosed in Section 5.11(e) of the SPS Disclosure Schedule or as disclosed in the SPS SEC Reports, to the best knowledge of SPS

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




with respect to any predecessor of SPS or any subsidiary or joint venture of SPS, there are no Environmental Claims pending or threatened, or any Releases of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims that would have, or that SPS reasonably believes would have, in the aggregate, a SPS Material Adverse Effect.

                  (f) Disclosure. To the best knowledge of SPS, SPS has disclosed to PSCo all material facts that SPS reasonably believes form the basis of a SPS Material Adverse Effect arising from (i) the cost of pollution control equipment currently required or known to be required in the future, (ii) current investigatory, removal, remediation or response costs or investigatory, removal, remediation or response costs known to be required in the future, in each case, both on-site and offsite and (iii) any other environmental matter affecting SPS or its subsidiaries that would have, or that SPS reasonably believes would have, in the aggregate a SPS Material Adverse Effect.

                  Section 5.12 Regulation as a Utility. SPS is regulated as a public utility in the States of Texas, New Mexico, Oklahoma and Kansas and in no other state. Except as disclosed in Section 5.12 of the SPS Disclosure Schedule, neither SPS nor any subsidiary company or affiliate of SPS is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country. SPS is not a holding company under the 1935 Act.

                  Section 5.13 Vote Required. The approval of the SPS Merger by two-thirds of all votes entitled to be cast by all holders of SPS Common Stock and two-thirds of all votes entitled to be cast by all holders of SPS Preferred Stock, each voting as a separate class (the "SPS Shareholders' Approval"), are the only votes of the holders of any class or series of the capital stock of SPS required to approve this Agreement, the Merger Agreement, the Mergers and the other transactions contemplated hereby.

                  Section 5.14 Accounting Matters. SPS has not, through the date hereof, taken or agreed to take any action that would prevent the Company from accounting for the business combination to be effected by the Mergers as a pooling-of-interests in accordance with GAAP and applicable SEC regulations.

                  Section 5.15 Opinion of Financial Advisor. SPS has received the opinion of Dillon, Read & Co. Inc. dated the date hereof, to the effect that, as of the date hereof, the SPS Conversion Ratio and consideration to be received by the holders of SPS Common Stock are fair from a financial point of view to the holders of SPS Common Stock.

                  Section 5.16 Insurance. Except as disclosed in Section 5.16 of the SPS Disclosure Schedule, each of SPS and each of its subsidiaries is, and has been continuously since January 1, 1990, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by SPS and its subsidiaries during such time period. Except as disclosed in Section 5.16 of the SPS

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




Disclosure Schedule, neither SPS nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy thereof. All material insurance policies of SPS and its subsidiaries are valid and enforceable policies.

                  Section 5.17 Ownership of PSCo Common Stock. SPS does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange
Act) any shares of PSCo Common Stock.

                  Section 5.18 SPS Rights Agreement. SPS shall take all necessary action with respect to all of the outstanding rights to purchase common stock of SPS (the "SPS Rights") issued pursuant to the Rights Agreement dated as of July 23, 1991 between SPS and Ameritrust Company National Association, as Rights Agent (the "SPS Rights Agreement"), so that SPS, as of the time immediately prior to the Effective Time, will have no obligations under the SPS Rights or the SPS Rights Agreement, except for the payment of any redemption price, if required, and so that the holders of the SPS Rights will have no rights under the SPS Rights or the SPS Rights Agreement except for the payment of any redemption price, if required. Assuming the accuracy of the representation contained in Section 4.17, the execution, delivery and performance of this Agreement will not result in a distribution of, or otherwise, trigger, the SPS Rights under the SPS Rights Agreement.


                                   ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGERS

                  PSCo and SPS have each delivered to the other a budget for the years 1995 through 1999 (respectively, the "PSCo Budget" and the "SPS Budget"), which PSCo or SPS, as the case may be, may update or otherwise modify in writing for purposes of this Article VI only with the consent in writing of SPS or PSCo, as the case may be. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, each of PSCo and SPS agrees as to itself and its subsidiaries, except as expressly contemplated or permitted in this Agreement, or to the extent the other party shall otherwise consent in writing, as follows:

                  Section 6.1 Ordinary Course of Business. Each of PSCo and SPS shall, and each shall cause its respective subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing or planned programs relating to downsizing, re-engineering and similar matters, keep available the services of their present officers and employees, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.


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                  Section 6.2 Dividends.  Neither PSCo nor SPS shall,  nor shall either permit any of its subsidiaries to: (a) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (i) to such party or its wholly-owned subsidiaries, (ii) stated dividends on PSCo Preferred Stock or SPS Preferred Stock, (iii) regular dividends on PSCo Common Stock with usual record and payment dates not in excess of an annual rate of $2.04, provided that such annual rate may be increased by up to $0.16 and (iv) regular dividends on SPS Common Stock with usual record and payment dates not in excess of an annual rate of $2.20 per share; (b) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (c) redeem, repurchase or otherwise acquire any shares of
their  capital  stock  other  than  (i)   redemptions,   repurchases  and  other
acquisitions of shares of capital stock in the ordinary course of business consistent with past practice including, without limitation, (A) repurchases, redemptions and other acquisitions in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans and (B) redemptions, purchases or acquisitions required by the respective terms of any series of PSCo Preferred Stock or SPS Preferred Stock and (C) in connection with refunding of PSCo Preferred Stock or SPS Preferred Stock at a lower cost of funds as permitted pursuant to Section 6.7, (ii) intercompany acquisitions of capital stock and (iii) the redemption, if required, of the PSCo Rights and the SPS Rights pursuant to the PSCo Rights Agreement and the SPS Rights Agreement, respectively.

                  Section 6.3 Issuance of Securities. Except as provided in the PSCo Budget or the SPS Budget, as the case may be, neither PSCo nor SPS shall, nor shall either permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than (a) the issuance of common stock or stock appreciation or similar rights, as the case may be, pursuant to
(i) the PSCo Dividend Reinvestment and Share Purchase Plan, Employee Savings and Stock Ownership Plan, Omnibus Incentive Plan, Annual Incentive Plan and Long Term Incentive Plan or (ii) the Dividend Reinvestment and Cash Payment Plan for Shareholders of SPS, the Dividend Reinvestment and Cash Payment Plan for Employees of SPS, the SPS 1989 Stock Incentive Plan, the SPS Employee Investment Plan, the SPS Non-Qualified Salary Deferral Plan and the SPS Directors' Deferred Compensation Plan, in each case consistent in kind and amount with past practice and in the ordinary course of business under such plans substantially in accordance with their present terms, (b) the issuance by a wholly-owned subsidiary of shares of its capital stock to its parent and (c) preferred stock to the extent disclosed in Section 6.7 of the PSCo Disclosure Schedule or the SPS Disclosure Schedule, provided that subject to Section 6.9, the type and amount of annual awards under the SPS 1989 Stock Incentive Plan may vary from year to year in accordance with the terms of such plan.

                  Section 6.4 Charter Documents.  Except as disclosed in Section
6.4 of the PSCo Disclosure Schedule or the SPS Disclosure Schedule, neither PSCo nor SPS shall

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amend or propose to amend its articles of  incorporation  or by-laws,  except as contemplated herein, in any way adverse to the other party.

                  Section 6.5 Acquisitions. Except as disclosed in Section 6.5 of the PSCo Disclosure Schedule or the SPS Disclosure Schedule, and except for acquisitions not exceeding $50,000,000 in the aggregate in the case of, on the one hand, PSCo and its subsidiaries and, on the other hand, SPS and its subsidiaries, neither PSCo nor SPS shall, nor shall either permit any of its subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets; provided that Quixx Corporation, a subsidiary of SPS, shall be permitted to carry on its business of making investments in and developing cogeneration and energy-related projects within the limitations of funding Quixx Corporation by SPS imposed by the applicable regulatory authorities or as approved by the Boards of Directors of Quixx Corporation and SPS.

                  Section 6.6 No  Dispositions.  Except as  disclosed in Section
6.6 of the PSCo Disclosure Schedule or the SPS Disclosure Schedule, and other than (a) dispositions not exceeding $5 million in the aggregate, in the case of, on the one hand, PSCo and its subsidiaries and, on the other hand, SPS and its subsidiaries, (b) as may be required by law to consummate the transactions contemplated hereby or (c) in the ordinary course of business consistent with past practice, neither PSCo nor SPS shall, nor shall either permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets that are material, individually or in the aggregate, to such party and its subsidiaries taken as a whole.

                  Section 6.7 Indebtedness. Except as disclosed in Section 6.7 of the PSCo Disclosure Schedule or the SPS Disclosure Schedule and except as provided in the PSCo Budget and the SPS Budget, as the case may be, neither PSCo nor SPS shall, nor shall either permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) other than (a) short-term indebtedness in the ordinary course of business consistent with past practice,
(b) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds, (c) long-term indebtedness in connection with the refunding of PSCo Preferred Stock or SPS Preferred Stock at a lower cost of funds, and (d) additional indebtedness aggregating in any year not more than 110% of the amount provided therefor in the PSCo Budget with respect to PSCo and its subsidiaries and in the SPS Budget with respect to SPS and its subsidiaries.

                  Section  6.8  Capital  Expenditures.  Except as  disclosed  in
Section 6.8 of the PSCo Disclosure Schedule or the SPS Disclosure Schedule or as required by law, neither PSCo nor SPS shall, nor shall either permit any of its subsidiaries to, make any capital expenditures, other than (a) capital expenditures incurred in connection with the construction

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of new  facilities,  (b) capital  expenditures  to repair or replace  facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance) and (c) additional capital expenditures in any year of not more than 110% of the amount provided therefor in the PSCo Budget for that year with respect to PSCo and its subsidiaries and in the SPS Budget for that year with respect to SPS and its subsidiaries.

                  Section 6.9  Compensation,  Benefits.  Except as  disclosed in
Section 6.9 of the PSCo Disclosure Schedule or the SPS Disclosure Schedule, neither PSCo nor SPS shall, nor shall either permit any of its subsidiaries to,
(i) enter into, adopt or amend (except as may be required by applicable law), or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its subsidiaries, except pursuant to binding legal commitments and except for normal (including incentive) increases, extensions, expansions, enhancements, amendments or adoptions in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party and its subsidiaries taken as a whole or (ii) enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar contract, agreement or arrangement with any director or officer other than in the ordinary course of business consistent with past practice.

                  Section 6.10 1935 Act. None of the parties hereto shall, nor shall any such party permit any of its subsidiaries to, except as required or contemplated by this Agreement, engage in any activities that would cause a change in its status, or that of its subsidiaries, under the 1935 Act, or that would impair the ability of PSCo or SPS, respectively, to claim an exemption from all provisions of the 1935 Act except Section 9(a)(2) under Section 3(a)(2) pursuant to Rule 2 of the 1935 Act, other than (i) the application to the SEC under the 1935 Act contemplated by this Agreement for approval to the extent required of the transactions contemplated hereby and (ii) the registration of the Company pursuant to the 1935 Act.

                  Section 6.11 Accounting. Neither PSCo nor SPS shall, nor shall either permit any of its subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

                  Section 6.12 Pooling. Neither PSCo nor SPS shall, nor shall either permit any of its subsidiaries to, take any actions that would, or would be reasonably likely to, prevent the parties from accounting for the Mergers as a pooling of interests in accordance with GAAP and applicable SEC regulations.


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                  Section 6.13 Tax-Free Status.  Neither PSCo nor SPS shall, nor shall either permit any of its subsidiaries to, take any actions that would, or would be reasonably likely to, adversely affect the qualification of the Mergers as a transaction described in Code section 351.

                  Section 6.14 Discharge of Liabilities. Neither PSCo nor SPS shall pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments and the refinancing of existing indebtedness for borrowed money either at its stated maturity or at a lower cost of funds) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice or as disclosed in Section 6.7 of the PSCo Disclosure Schedule or the SPS Disclosure Schedule.

                  Section 6.15 Cooperation, Notification. Each of PSCo and SPS shall: (a) confer on a regular and frequent basis with one or more representatives of the other to discuss the general status of its ongoing operations; (b) promptly notify the other of any significant changes in its business, properties, assets, condition (financial or other), prospects or results of operations; (c) advise the other of any change or event that has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, a PSCo Material Adverse Effect or a SPS Material Adverse Effect, as the case may be; and (d) promptly provide the other with copies of all filings made by it or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

                  Section 6.16 Rate Matters. Other than currently pending rate filings, each of PSCo and SPS shall, and shall cause its subsidiaries to, discuss with the other any changes in its or its subsidiaries' regulated rates or charges (other than fuel and gas rates or charges), standards of service or accounting from those in effect on the date hereof and consult with the other parties prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto, and neither shall make any filing to change its rates on file with the public utility commission of any state or FERC that would have a material adverse effect on the benefits associated with the Mergers.

                  Section 6.17 Third-Party Consents. PSCo shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all PSCo Required Consents. PSCo shall promptly notify SPS of any failure or anticipated failure to obtain any such consents and, if requested by SPS, shall provide copies of all PSCo Required Consents obtained by PSCo to SPS. SPS shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all SPS Required Consents. SPS shall promptly notify PSCo of any failure or anticipated failure to obtain any such consents and, if requested by PSCo, shall provide copies of all SPS Required Consents obtained by SPS to PSCo.

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                  Section  6.18 No Breach,  Etc. No party  shall,  nor shall any party permit any of its subsidiaries to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

                  Section 6.19 Tax-Exempt Status. No party hereto shall, nor shall any party permit any subsidiary to, take any action that would likely jeopardize the qualification of the outstanding revenue bonds issued for the benefit of PSCo (or any subsidiary thereof) or for the benefit of SPS (or any subsidiary thereof) that qualify on the date hereof under Code section142(a) as "exempt facility bonds" or as tax-exempt industrial development bonds under
Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986.

                  Section 6.20 Transition Management. PSCo and SPS shall create a special transition management task force (the "Task Force") to be headed by Wayne H. Brunetti (or an individual designated by him who shall be reasonably satisfactory to the other Task Force head) and Bill D. Helton (or an individual designated by him and reasonably satisfactory to the other Task Force head). The Task Force shall report its findings to the Board of Directors of each of PSCo and SPS. After the date hereof and prior to the Effective Time, Wayne H. Brunetti shall frequently attend meetings of SPS's Board of Directors and Bill
D. Helton shall frequently attend meetings of PSCo's Board of Directors as they deem appropriate in consultation with each other.

                  Section 6.21 Insurance. Each of PSCo and SPS shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the utility industry and employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by such party or such party's subsidiaries.

                  Section 6.22 Permits. Each party shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all existing Permits (as defined in Section 4.4) pursuant to which such party or such party's subsidiaries operate.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

                  Section 7.1 Access to Information. Upon reasonable notice and during normal business hours, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment banker, financial advisor and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its subsidiaries to, furnish

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promptly to the other (i) a copy of each reasonably  available report,  schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with the SEC, the FERC, the NRC, the Department of Justice, the Federal Trade Commission, the Colorado Commission, the Wyoming Commission, the New Mexico Commission, the Texas Commission, the Oklahoma Commission, the Kansas Commission or any other federal or state regulatory agency or commission, and (ii) all information concerning themselves, their subsidiaries, directors, officers and shareholders and such matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement. All documents and information furnished pursuant to this Section 7.1 shall be subject to the Confidentiality Agreement. The party requesting copies of any documents from any other party hereto shall be responsible for all out-of-pocket expenses incurred by the party to whom such request is made in complying with such request, including any cost of reproducing and delivering any required information.

                  Section 7.2  Joint Proxy Statement and Registration Statement.

                  (a) Preparation and Filing. As promptly as reasonably practicable after the date hereof, the parties shall prepare and file with the SEC the Registration Statement and the Joint Proxy Statement (together the "Joint Proxy/Registration Statement"). The parties shall take such actions as may be reasonably required to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. The parties shall also take such action as may be reasonably required to cause the shares of Company Common Stock issuable in connection with the Mergers to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that none of the Company, SPS or PSCo shall be required to register or qualify as a foreign corporation or to take any other action that would subject it to general service of process in any jurisdiction in which the Company will not, following the Mergers, be so subject. Each of the parties shall furnish all information concerning itself that is required or customary for inclusion in the Joint Proxy/Registration Statement. No representation, covenant or agreement contained in this Agreement is made by any party hereto with respect to information supplied by any other party hereto for inclusion in the Joint Proxy/Registration Statement. The Joint Proxy/Registration Statement shall comply as to form in all material respects with the Securities Act and the rules and regulations thereunder. The parties shall take such action as may be reasonably required to cause the shares of Company Common Stock to be issued in the Mergers to be approved for listing on the NYSE and any other stock exchanges agreed to by the parties, each upon official notice of issuance.

                  (b) Letter of PSCo's Accountants. Following receipt by Arthur Andersen LLP, PSCo's independent auditors, of an appropriate request from SPS pursuant to SAS No. 72, PSCo shall use best efforts to cause to be delivered to the Company and SPS a letter of Arthur Andersen LLP, dated a date within two business days before the effective date of the Registration Statement, and addressed to the Company and SPS, in form and substance reasonably satisfactory to the Company and SPS and customary in scope and substance for

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"cold comfort" letters delivered by independent public accountants in connection
with  registration   statements  and  proxy  statements  similar  to  the  Joint
Proxy/Registration Statement.

                  (c) Letter of SPS's Accountants. Following receipt by Deloitte & Touche, LLP, SPS's independent auditors, of an appropriate request from PSCo pursuant to SAS No. 72, SPS shall use best efforts to cause to be delivered to the Company and PSCo a letter of Deloitte & Touche, LLP, dated a date within two business days before the effective date of the Registration Statement, and addressed to the Company and PSCo, in form and substance satisfactory to the Company and PSCo and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Joint Proxy/Registration Statement.

                  (d) Fairness Opinions. It shall be a condition to the mailing of the Joint Proxy Statement to the shareholders of SPS and PSCo that (i) PSCo shall have received an opinion from Barr Devlin & Co. Incorporated, dated the date of the Joint Proxy Statement, to the effect that, as of the date thereof, the PSCo Conversion Ratio is fair to the holders of PSCo Common Stock, and (ii) SPS shall have received an opinion from Dillon, Read & Co. Inc., dated the date of the Joint Proxy Statement, to the effect that, as of the date thereof, the SPS Conversion Ratio is fair to the holders of SPS Common Stock.

                  Section 7.3  Regulatory Matters.

                  (a) HSR Filings. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and shall respond promptly to any requests for additional information made by either of such agencies.

                  (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated by this Agreement and the Merger Agreements, including, without limitation, the PSCo Required Statutory Approvals and the SPS Required Statutory Approvals. SPS shall have the right to review and approve in advance all characterizations of the information relating to SPS, on the one hand, and PSCo shall have the right to review and approve in advance all characterizations of the information relating to PSCo, on the other hand, in either case, which appear in any filing made in connection with the transactions contemplated by this Agreement, the Merger Agreements or the Mergers. PSCo and SPS shall each consult with the other with respect to the obtaining of all such

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necessary  or advisable  permits,  consents,  approvals  and  authorizations  of
Governmental Authorities.

                  Section 7.4  Shareholder Approvals.

                  (a) Approval of SPS Shareholders. SPS shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to call, give notice of, convene and hold a special meeting of its shareholders (the "SPS Special Meeting") for the purpose of securing the SPS Shareholders' Approvals, (ii) distribute to its shareholders the Joint Proxy
Statement in accordance with applicable federal and state law and with its articles of incorporation and bylaws, (iii) recommend to its shareholders the approval of the SPS Merger, this Agreement, the SPS Merger Agreement and the transactions contemplated hereby and thereby (provided that nothing contained in this Section 7.4 shall require the Board of Directors of SPS to take any action or refrain from taking any action that such Board determines in good faith and with the advice of counsel as set forth in a written, reasoned opinion would result in a breach of its fiduciary duties under applicable law), and (iv) cooperate and consult with PSCo with respect to each of the foregoing matters.

                  (b) Approval of PSCo Shareholders. PSCo shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to call, give notice of, convene and hold a special meeting of its shareholders (the "PSCo Special Meeting") for the purpose of securing the PSCo Shareholders' Approvals, (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable federal and state law and its articles of incorporation and bylaws, (iii) recommend to its shareholders the approval of the PSCo Merger, this Agreement, the PSCo Merger Agreement and the transactions contemplated hereby and thereby (provided that nothing contained in this Section
7.4 shall require the Board of Directors of PSCo to take any action or refrain from taking any action that such Board determines in good faith and with the advice of counsel as set forth in a written, reasoned opinion would result in a breach of its fiduciary duties under applicable law), and (iv) cooperate and consult with SPS with respect to each of the foregoing matters.

                  (c) Meeting Date. The PSCo Special Meeting and the SPS Special Meeting shall be held on the same day unless otherwise agreed by PSCo and SPS.

                  (d) Fairness Opinions Not Withdrawn. It shall be a condition to the obligation of PSCo to hold the PSCo Special Meeting that the opinion of Barr Devlin & Co. Incorporated referred to in Section 7.2(d) shall not have been withdrawn, and it shall be a condition to the obligation of SPS to hold the SPS Special Meeting that the opinion of Dillon, Read & Co. Inc. referred to in
Section 7.2(d) shall not have been withdrawn.

                  Section 7.5  Directors' and Officers' Indemnification.

                  (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, the Company shall, to the fullest extent not prohibited by applicable law, indemnify, defend and

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hold  harmless  the  present  and  former  directors,  officers  and  management employees of the parties hereto and their respective subsidiaries (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or (subject to the proviso of the next succeeding sentence) amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or management employee of such party or any subsidiary thereof, whether pertaining to any matter existing or occurring at or prior to or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time and (ii) all liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, the Merger Agreements or the transactions contemplated hereby or thereby. In the event of any such loss, expense, claim, damage, cost, liability, judgment or settlement (whether or not arising before the Effective Time), (x) the Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company, promptly after statements therefor are received, and otherwise advance to the Indemnified Parties upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the laws of the State of Delaware, as applicable, (y) the Company shall cooperate in the defense of any such matter and (z) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards
under  applicable  law  or  as  set  forth  in  the  Company's   certificate  of
incorporation or bylaws shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party; provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). The Indemnified Parties as a group may retain only one law firm (other than local counsel) with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to separate counsel. In the event any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. Each Indemnified Party shall be entitled to the advancement of expenses to the full extent contemplated in this Section 7.5(a) in connection with any such action.

                  (b) Insurance. For a period of six (6) years after the Effective Time, the Company shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by PSCo and SPS; provided that the Company may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring at or prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to the Company not greater than 200 percent of the current annual premiums for the policies currently maintained by PSCo and SPS for their directors' and officers' liability insurance; provided further, that if such insurance cannot be so maintained or obtained at such cost, the Company shall maintain or obtain as

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much of such  insurance  for  each of PSCo  and SPS as can be so  maintained  or obtained at a cost equal to 200 percent of the respective current annual premiums of each of PSCo and SPS for their directors' and officers' liability insurance and other indemnity agreements.

                  (c) Successors. In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 7.5.

                  (d) Survival of Indemnification. To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of PSCo, SPS and their respective subsidiaries with respect to their activities as such prior to or at the Effective Time, as provided in their respective articles of incorporation or bylaws or indemnification agreements in effect on the date of such activities or otherwise in effect on the date hereof, shall survive the Mergers and shall continue in full force and effect for a period of not less than six years from the Effective Time.

                  Section 7.6 Disclosure Schedules. On or before the date of this Agreement, (i) SPS has delivered to PSCo a schedule (the "SPS Disclosure Schedule") accompanied by a certificate signed by the chief financial officer of SPS stating that the Disclosure Schedule is being delivered pursuant to this
Section 7.6(i) and (ii) PSCo has delivered to SPS a schedule (the "PSCo Disclosure Schedule") accompanied by a certificate signed by the chief financial officer of PSCo stating that the PSCo Disclosure Schedule is being delivered pursuant to this Section 7.6(ii). The SPS Disclosure Schedule and the PSCo Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules". The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date of this Agreement.

                  Section 7.7 Public Announcements. PSCo and SPS shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, the Merger Agreements or any of the transactions contemplated hereby or thereby and, subject to each party's disclosure obligations imposed by law or any applicable national securities exchange, shall not issue any public announcement or statement prior to consultation with the other party.

                  Section 7.8 Rule 145 Affiliates. SPS shall identify in a letter to PSCo, and PSCo shall identify in a letter to SPS, all persons who are, at the Closing Date, "affiliates" of SPS and PSCo, respectively, as such term is used in Rule 145 under the Securities Act.

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SPS and PSCo shall use their  respective best efforts to cause their  respective affiliates to deliver to the Company on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit C (each, an "Affiliate Agreement").

                  Section 7.9  Employee Agreements and Workforce Matters.

                  (a) Certain Employee  Agreements.  Subject to Section 7.10 and
Section 7.15, the Company and its subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties that apply to any current or former employees or current or former directors of the parties hereto; provided, however, that this undertaking is not intended to prevent the Company from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms or from exercising any right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

                  (b) Workforce Matters. Subject to applicable collective bargaining agreements, for a period of two (2) years following the Effective Time, any reductions in workforce in respect of employees of the Company shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved without regard to whether employment was with PSCo or its subsidiaries or SPS or its subsidiaries, and any employees whose employment is terminated or jobs are eliminated by the Company or any of its subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the
Company or any of its subsidiaries. Any workforce reductions carried out following the Effective Time by the Company and its subsidiaries shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law. However, no provision contained in this Section 7.9 shall be deemed to constitute an employment contract between the Company and any individual, or a waiver of the Company's right to discharge any employee at any time, with or without cause.

                  Section 7.10 Employee Benefit Plans.

                  Each of the SPS Benefit Plans and PSCo Benefit Plans (other than plans specifically provided for in Section 7.11), in effect on the date hereof (or as amended in accordance with or as permitted by this Agreement) shall be maintained in effect with respect to the employees or former employees of SPS and any of its subsidiaries and of PSCo and any of its subsidiaries, respectively, who are covered by such plans immediately prior to the Closing
Date until the Company determines otherwise on or after the Effective Time; provided, however, that nothing herein contained, other than the provisions of
Section 6.9, shall limit any reserved right contained in any such SPS Benefit Plan or PSCo Benefit Plan to amend, modify, suspend, revoke or terminate any such plan. Without limiting the foregoing, each participant in any SPS Benefit Plan or PSCo Benefit Plan shall receive credit for

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purposes of  eligibility  to  participate,  vesting and  eligibility  to receive benefits under any benefit plan of the Company or any of its subsidiaries or affiliates for service credited for the corresponding purpose under any such benefit plan; provided, however, that such crediting of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit. However, no provision contained in this Section 7.10 shall be deemed to constitute an employment contract between the Company and any individual, or a waiver of the Company's right to discharge any employee at any time, with or without cause.

                  Section 7.11 Incentive, Stock and Other Plans. With respect to each of (i) the PSCo Employee Savings and Stock Ownership Plan, Omnibus Incentive Plan, Annual Incentive Plan and Long Term Incentive Plan and (ii) the SPS 1989 Stock Incentive Plan, the SPS Employee Investment Plan, the SPS Non-Qualified Salary Deferral Plan and the SPS Directors' Deferred Compensation Plan and each other employee benefit plan, program or arrangement under which the delivery of SPS Common Stock, PSCo Common Stock or Company Common Stock, as the case may be, is required to be used for purposes of the payment of benefits, grant of awards or exercise of options (each a "Stock Plan"), (i) PSCo and SPS shall take such action as may be necessary so that, after the Effective Time, such Stock Plan shall provide for the issuance only of Company Common Stock and
(ii) the Company shall (x) take all corporate action necessary or appropriate to obtain shareholder approval with respect to such Stock Plan to the extent such approval is required for purposes of the Code or other applicable law, or, to the extent the Company deems it desirable, to enable such Stock Plan to comply with Rule 16b-3 promulgated under the Exchange Act, (y) reserve for issuance under such Stock Plan or otherwise provide a sufficient number of shares of Company Common Stock for delivery upon payment of benefits, grants of awards or exercise of options under such Stock Plan and (z) as soon as practicable after the Effective Time, file one or more registration statements under the Securities Act with respect to the shares of Company Common Stock subject to such Stock Plan to the extent such filing is required under applicable law and use its best efforts to maintain the effectiveness of such registration statement(s) (and the current status of the prospectuses contained therein or related thereto) so long as such benefits, grants or awards remain payable or such options remain outstanding, as the case may be. With respect to those individuals who subsequent to the Mergers will be subject to the reporting requirements under section 16(a) of the Exchange Act, the Company shall administer the Stock Plans, where applicable, in a manner that complies with Rule 16b-3 under the Exchange Act. Each of PSCo and SPS shall obtain any shareholder approvals that may be necessary for the deduction of any compensation payable under any Stock Plan or other compensation arrangement.

                  Section 7.12 No Solicitations. No party hereto shall, and each such party shall cause its subsidiaries not to, permit any of its Representatives to, and shall use its best efforts to cause such persons not to, directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal that constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below), or, in the event of any unsolicited Takeover Proposal, engage in negotiations or provide any confidential information or data to any person relating to any Takeover Proposal. SPS and PSCo shall notify the other orally and in writing of any such inquiries, offers or proposals (including, without limitation, the

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terms and  conditions of any such proposal and the identity of the person making
it) within 24 hours of the receipt thereof and shall give the other five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other persons conducted heretofore with respect to any Takeover Proposal. Notwithstanding anything in this Section 7.12 to the contrary, in the event of an unsolicited Takeover Proposal, unless the PSCo
Shareholders' Approvals and the SPS Shareholders' Approvals have all been obtained, PSCo or SPS may, to the extent that the Board of Directors of such party is advised in a written, reasoned opinion of outside counsel that a failure to do so would result in a breach of its fiduciary duties under applicable law, participate in discussions or negotiations with, furnish information to, and afford access to the properties, books and records of such party and its subsidiaries to any person in connection with a possible Takeover Proposal with respect to such party by such person. As used in this Section 7.12, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving any party or any of its material subsidiaries, or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, any party or any of its material subsidiaries, other than pursuant to the transactions contemplated by this Agreement and the Merger Agreements.

                  Section 7.13 Company Board of Directors.

                  (a) PSCo's and SPS's respective Boards of Directors will take such action as may be necessary to cause the number of directors comprising the full Board of Directors of the Company at the Effective Time to be 14 persons, eight of whom shall be designated by PSCo prior to the Effective Time and six of whom shall be designated by SPS prior to the Effective Time. The initial designation of such directors among the three classes of the Board of Directors of the Company shall be agreed to by PSCo and SPS, the PSCo Designees and the SPS Designees (each as defined in Section 10.7) to be divided as equally as possible among such classes; provided, however, that if, prior to the Effective Time and until the date that is four and one-half years from the Effective Time, any of the PSCo Designees or SPS Designees shall decline or be unable to serve, the party which designated such person or the remaining PSCo Designees or SPS Designees, respectively, shall designate or nominate for any election by the stockholders another person to serve in that person's place and the Company shall use its best efforts to the fullest extent permitted by law to cause the election of such nominated person as a director of the Company by the stockholders. The Board of Directors of the Company will have at least four (4) committees consisting of an audit committee, a compensation committee, a finance committee, a nominating and civic responsibility committee and such other committees as the Board of Directors of the Company may determine is appropriate under the circumstances. Two of the above-named committees will be chaired by directors nominated by PSCo and two of the above-named committees will be chaired by directors nominated by SPS. In addition to the chairman, the membership of each committee shall consist of four members, two of whom shall be directors nominated by PSCo and two of whom shall be nominated by SPS.


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                  (b) During the period from the  Effective  Time until four and one-half years after the Effective Time, (i) the provisions of Section  7.13(a),
Section 7.13(b)(i), Section 7.15 and Section 7.16 shall not be modified unless and until the terms of such modification are approved by, and no committees other than the four committees listed in Section 7.13(a) shall be created except by, the affirmative vote of two-thirds (662/3%) of the members of the Board of Directors of the Company (i.e., 10 of the 14 members of the Board of Directors of the Company), (ii) and the provisions of Section 7.13(b)(ii) and Section 7.14 shall not be modified unless and until the terms of such modification are approved by at least 10 of the members of the Board of Directors of the Company.

                  Section 7.14 Company Directors and Officers. At the Effective Time, pursuant to the terms hereof and of the employment contracts referred to in Section 7.15: (a) Mr. Helton shall hold the position of Chairman of the Board of Directors and Chief Executive Officer of the Company until the later of (i) June 30, 1999 or (ii) 30 months from the Effective Time (the "Initial Period"), and shall continue to hold the position of Chairman of the Board of Directors of the Company until May 31, 2001, and (b) Mr. Brunetti shall serve as President, Chief Operating Officer and Vice Chairman of the Board of Directors of the Company until the end of the Initial Period, at which time he shall be entitled to hold the position of Chief Executive Officer of the Company. In addition, beginning June 1, 2001, Mr. Brunetti shall serve as Chairman of the Board of Directors of the Company until his successor is elected or appointed and shall have qualified in accordance with the General Corporation Law of Delaware, the Certificate of Incorporation and the By-Laws of the Company. If either of such persons is unable or unwilling to hold such offices for the periods set forth above, his successor shall be selected by the affirmative vote of 10 of the members of the Board of Directors of the Company.

                  Section 7.15 Employment Contracts. The Company shall, as of or prior to the Effective Time, enter into employment contracts with Mr. Helton and Mr. Brunetti in the forms set forth in Exhibit D and Exhibit E, respectively.

                  Section 7.16 Corporate Offices. Following the Effective Time, the Company shall maintain its corporate offices in Denver, Colorado and significant operating offices in Amarillo, Texas.

                  Section 7.17 Expenses. Subject to Section 7.1 and Section 9.3, all costs and expenses incurred in connection with this Agreement and the Merger Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared equally by PSCo, on the one hand, and SPS, on the other hand.

                  Section 7.18 Further Assurances.

                  (a)  Each  of  SPS  and  PSCo  shall,   and  shall  cause  its
subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be

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requested by the other in order to consummate the Mergers and other transactions contemplated by this Agreement and the Merger Agreements, and to use its best efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Mergers and the other transactions contemplated hereby (subject to the votes of its shareholders described in Sections 4.13 and 5.13, respectively), including fully cooperating with the other in obtaining the SPS Required Statutory Approvals, the PSCo Required
Statutory   Approvals  and  all  other  approvals  and   authorizations  of  any
Governmental Authorities necessary or advisable to consummate the transactions contemplated hereby.

                  (b) SPS and PSCo shall be responsible for the taking of any action necessary or advisable to obtain the SPS Required Statutory Approvals and to obtain the PSCo Required Statutory Approvals, respectively. SPS and PSCo agree to cooperate in obtaining the necessary approvals from the NRC, the FERC and the SEC under the 1935 Act, the Securities Act and the Exchange Act and from the applicable state authorities under state "blue sky" or securities laws. SPS and PSCo shall each provide the other with copies of any filings made with any Governmental Authorities in connection with the foregoing.

                  (c) It may be preferable to effectuate a business combination between PSCo and SPS by means of an alternative structure in light of the conditions set forth in Sections 8.1(e), 8.2(f) and 8.3(f). Accordingly, if the only conditions to the parties' obligations to consummate the Mergers that are not satisfied or waived are receipt of any one or more of the PSCo Required Consents, PSCo Statutory Approvals, SPS Required Consents and SPS Statutory
Approvals, and the adoption of an alternative structure (that otherwise substantially preserves for PSCo and SPS the economic benefits of the Mergers) would result in such conditions being satisfied or waived, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Mergers that so preserves such benefits; provided that prior to closing any such restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Mergers, as applied to such alternative business combination, shall have been satisfied or waived.

                  Section 7.19 Registration Rights. Upon the receipt of a written notice within a period of three years after the Closing Date from an affiliate or affiliates of the Company requesting the Company to register, under the Securities Act, Company Common Stock received by such affiliate in the Mergers, the Company shall use its reasonable best efforts to cause the offering of all shares designated in such a request (the "Shares") to be registered, one time at the Company's expense and all other times at the expense of such affiliate, under the Securities Act and any state securities or Blue-Sky laws necessary to effect a resale of such Shares; provided that (i) no fewer than 20,000 Shares are to be registered pursuant to such a request; (ii) such shares are not immediately saleable in the open market at the time in the opinion of counsel for the holder pursuant to an exemption under the Securities Act without limitation as to the number of shares which may be sold, the price at which the

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shares may be sold or the ability of the purchaser of such shares to immediately resell them in the open market; and (iii) the Board of Directors has not determined, in its reasonable good faith judgment, that such registration and sale would materially interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company then under consideration.

                  Section  7.20  Charter  and  By-Law  Amendments.  Prior to the
Closing: (a) PSCo and SPS shall agree upon amendments to be effected to the Certificate of Incorporation of the Company, including to change the name of the Company to a name agreed upon by PSCo and SPS (the "Company Charter Amendments"), and the by-laws of the Company, and (b) the Company shall take all actions necessary so that the Company Charter Amendments and such amendments to the Company by-laws become effective no later than the Effective Time.


                                  ARTICLE VIII

                                   CONDITIONS

                  Section 8.1 Conditions to Each Party's Obligation to Effect the Merger to Which it is Party. The respective obligations of each party to effect the Merger to which it is party shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5:

                  (a) Shareholder Approvals. The SPS Shareholders' Approvals and the PSCo Shareholders' Approval shall have been obtained.

                  (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of either or both of the Mergers shall have been issued and continuing in effect, and the Mergers and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

                  (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

                  (d) Listing of Shares. The shares of Company Common Stock issuable in the Mergers pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

                  (e) Pooling. Each of PSCo and SPS shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably

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satisfactory  to SPS and  PSCo,  respectively,  stating  that the  Mergers  will qualify as a pooling-of-interests transaction under GAAP and applicable SEC regulations.

                  (f) Statutory Approvals. The PSCo Required Statutory Approvals, the SPS Required Statutory Approvals and the finding of the Texas Commission that the transactions contemplated by the Agreement are in the public interest shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as hereinafter defined), and no Final Order shall impose terms or conditions that would have, or would be reasonably likely to have, a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of PSCo or a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of SPS. A "Final Order" means action by the relevant regulatory authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied, and as to which all opportunities for rehearing are exhausted (whether or not any appeal thereof is pending).

                  (g) The number of shares of PSCo Common Stock and PSCo Preferred Stock held by Dissenting Holders shall not constitute in the aggregate more than 5% of the number of issued and outstanding shares of PSCo Common Stock and PSCo Preferred Stock taken together as a single class for this purpose. The number of shares of SPS Common Stock and SPS Preferred Stock held by Dissenting Holders shall not in the aggregate constitute more than 5% of the number of issued and outstanding shares of SPS Common Stock and SPS Preferred Stock taken together as a single class for this purpose.

                  Section 8.2 Conditions to Obligation of SPS to Effect the SPS Merger. The obligation of SPS to effect the SPS Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by SPS in writing pursuant to Section 9.5:

                  (a) Performance of Obligations of PSCo. PSCo shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

                  (b) Representations and Warranties. The representations and warranties of PSCo set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

                  (c) Closing Certificates. SPS shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of PSCo, dated the Closing Date, to the effect that, to the best of each such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

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                  (d) PSCo Material  Adverse  Effect.  No PSCo Material  Adverse
Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a PSCo Material Adverse Effect.

                  (e) Tax Opinion. SPS shall have received an opinion of counsel, in form and substance satisfactory to SPS, dated the Closing Date, which opinion may be based on appropriate representations of PSCo, SPS and the Company that are in form and substance reasonably satisfactory to such counsel, to the effect that the Mergers, taken together, will be treated as a non-taxable exchange described in Code section 351.

                  (f)  PSCo  Required  Consents.   The  material  PSCo  Required
Consents shall have been obtained.

                  (g) Affiliate Certificates. The Company shall have received a certificate dated the Closing Date from each person who is an affiliate of PSCo to the effect that: (i) such person has no present plan or intention to transfer, sell or otherwise dispose of any Company Common Stock such person may receive as a result of the PSCo Merger; (ii) until such time as financial results covering at least thirty days of post-closing combined operations of SPS, PSCo and the Company have been published, such person shall not sell such Company Common Stock in any transaction, private or public, or in any other way reduce such person's risk relative to any Company Common Stock that such person receives as a result of the PSCo Merger, except to the extent permitted pursuant to SAB No. 76; (iii) any future disposition by such person of any Company Common Stock such person receives as the result of the PSCo Merger will be accomplished in accordance with Rule 145(d) under the Securities Act or as provided in
Section 7.19; and (iv) such person agrees that appropriate legends shall be placed upon the certificates evidencing ownership of the Company Common Stock that such person receives as a result of the PSCo Merger.

                  Section 8.3 Conditions to Obligation of PSCo to Effect the PSCo Merger. The obligation of PSCo to effect the PSCo Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by PSCo in writing pursuant to Section 9.5:

                  (a) Performance of Obligations of SPS. SPS shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

                  (b) Representations and Warranties. The representations and warranties of SPS set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

                  (c)  Closing   Certificates.   PSCo  shall  have   received  a
certificate signed by the Chief Executive Officer and Chief Financial Officer of SPS, dated the Closing Date, to

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the effect that, to the best of each such  officer's  knowledge,  the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

                  (d) SPS Material Adverse Effect. No SPS Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a SPS Material Adverse Effect.

                  (e) Tax Opinion. PSCo shall have received an opinion of counsel, in form and substance satisfactory to PSCo, dated the Closing Date, which opinion may be based on appropriate representations of PSCo, SPS and the Company that are in form and substance reasonably satisfactory to such counsel, to the effect that the Mergers, taken together, will be treated as a non-taxable exchange described in Code section 351.

                  (f) SPS Required Consents. The material SPS Required Consents shall have been obtained.

                  (g) Affiliate Certificates. The Company shall have received a certificate dated the Closing Date from each person who is an affiliate of SPS to the effect that: (i) such person has no present plan or intention to transfer, sell or otherwise dispose of any Company Common Stock such person may receive as a result of the SPS Merger; (ii) until such time as financial results covering at least thirty days of post-closing combined operations of SPS, PSCo and Sub have been published, such person shall not sell such Company Common Stock in any transaction, private or public, or in any other way reduce such person's risk relative to any Company Common Stock that such person receives as a result of the SPS Merger, except to the extent permitted pursuant to SAB No. 76; (iii) any future disposition by such person of any Company Common Stock such person receives as the result of the SPS Merger will be accomplished in accordance with Rule 145(d) under the Securities Act or as provided in Section 7.19; and (iv) such person agrees that appropriate legends shall be placed upon the certificates evidencing ownership of the Company Common Stock that such person receives as a result of the SPS Merger.


                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

                  Section 9.1 Termination. This Agreement and the Merger Agreements may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

                  (a) by mutual written consent of the Boards of Directors of PSCo and SPS;

                  (b) by PSCo or SPS, by written notice to the other, if the Effective Time shall not have occurred on or before December 31, 1996; provided, however, that such date shall automatically be extended to June 30, 1997 if, on December 31, 1996: (i) the condition

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set forth in Section  8.1(f) has not been  satisfied  or waived;  (ii) the other conditions to the consummation of the transactions contemplated hereby are then capable of being satisfied; and (iii) any approvals required by Section 8.1(f) that have not yet been obtained are being pursued with diligence; provided further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the termination date;

                  (c) by PSCo or SPS, by written notice to the other party, if the PSCo Shareholders' Approvals shall not have been obtained at a duly held PSCo Special Meeting, including any adjournments thereof, or the SPS Shareholders' Approvals shall not have been obtained at a duly held SPS Special Meeting, including any adjournments thereof;

                  (d) by PSCo or SPS, if any state or federal law, order, rule or regulation is adopted or issued, that has the effect, as supported by the written, reasoned opinion of outside counsel for such party, of prohibiting either or both of the Mergers or causing a PSCo Material Adverse Effect or SPS Material Adverse Effect, or by any party hereto, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting either or both of the Mergers or causing a PSCo Material Adverse Effect or SPS Material Adverse Effect, and such order, judgment or decree shall have become final and nonappealable;

                  (e) by SPS, upon two days' prior notice to PSCo, if, as a result of a tender offer by a party other than PSCo or any of its affiliates or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "Business Combination") by a party other than PSCo or any of its affiliates, the Board of Directors of SPS determines in good faith that the fiduciary obligations of such directors under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that (i) the Board of Directors of SPS shall have been advised in a written, reasoned opinion by outside counsel that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions that may be offered by PSCo in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or such written offer or proposal and (ii) prior to any such termination, SPS shall, and shall cause its respective financial and legal advisors to, negotiate with PSCo to make such adjustments in the terms and conditions of this Agreement as would enable SPS to proceed with the transactions contemplated herein; provided further, that PSCo and SPS acknowledge and affirm that, notwithstanding anything in this Section 9.1(e) to the contrary, PSCo and SPS intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits that PSCo and SPS expect to derive from the Mergers and other transactions contemplated hereby;


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




                  (f) by PSCo, upon two days' prior notice to SPS, if, as a result of a tender offer by a party other than SPS or any of its affiliates or any written offer or proposal with respect to a Business Combination by a party other than SPS or any of its affiliates, the Board of Directors of PSCo determines in good faith that the fiduciary obligations of such directors under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that (i) the Board of Directors of PSCo shall have been advised in a written, reasoned opinion by outside counsel that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions that may be offered by SPS in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or such written offer or proposal and (ii) prior to any such termination, PSCo shall, and shall cause its respective financial and legal advisors to, negotiate with SPS to make such adjustments in the terms and conditions of this Agreement as would enable PSCo to proceed with the transactions contemplated herein; provided further, that PSCo and SPS acknowledge and affirm that, notwithstanding anything in this Section 9.1(f) to the contrary, PSCo and SPS intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits that PSCo and SPS expect to derive from the Mergers and other transactions contemplated hereby;

                  (g) by SPS, by written notice to PSCo, if (i) there exist breaches of the representations and warranties of PSCo made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a PSCo Material Adverse Effect, and such breaches shall not have been remedied within twenty (20) days after receipt by PSCo of notice in writing from SPS, specifying the nature of such breaches and requesting that they be remedied, (ii) PSCo (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Section 6.2 (Dividends), Section 6.3 (Issuance of Securities) and Section 6.7 (Indebtedness) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder and such failure to perform or comply with shall not have been remedied within twenty (20) days after receipt by PSCo of a notice in writing from SPS, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of PSCo or any committee thereof (A) shall withdraw or modify in any manner adverse to SPS its approval or recommendation of this Agreement or the PSCo Merger, (B) shall fail to reaffirm such approval or recommendation upon SPS's request, (C) shall approve or recommend any acquisition of PSCo or a material portion of PSCo's assets or any tender offer for shares of capital stock of PSCo, in each case, by a party other than SPS or any of its affiliates or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C).

                  (h) by PSCo, by written notice to SPS, if (i) there exist breaches of the representations and warranties of SPS made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a SPS

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

Material Adverse Effect, and such breaches shall not have been remedied within twenty (20) days after receipt by PSCo of notice in writing from PSCo, specifying the nature of such breaches and requesting that they be remedied,
(ii) PSCo (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Section 6.2 (Dividends),
Section 6.3 (Issuance of Securities) and Section 6.7 (Indebtedness) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder and such failure to perform or comply with shall not have been remedied within twenty (20) days after receipt by SPS of a notice in writing from PSCo, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of SPS or any committee thereof (A) shall withdraw or modify in any manner adverse to PSCo its approval or recommendation of this Agreement or the SPS Merger, (B) shall fail to reaffirm such approval or recommendation upon PSCo's request, (C) shall approve or recommend any acquisition of SPS or a material portion of SPS's assets or any tender offer for shares of capital stock of SPS, in each case, by a party other than PSCo or any of its affiliates or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C).


                  Section 9.2 Effect of Termination. In the event of termination of this Agreement by either PSCo or SPS pursuant to Section 9.1, there shall be no liability on the part of either PSCo or SPS or their respective officers or directors hereunder, except that Section 7.17 and Section 9.3 and the agreement contained in the second to the last sentence of Section 7.1 shall survive any such termination.

                  Section 9.3  Termination Fee; Expenses.

                  (a) Expenses Payable upon Breach. If this Agreement and the Merger Agreements are terminated pursuant to one (but not both) of Section 9.1(g)(i), (ii) or (iii) or Section 9.1(h)(i), (ii) or (iii), then (i) the breaching party or the withdrawing or modifying party (the "Nonterminating Party") shall promptly (but not later than five business days after receipt of notice of the amount due from the other party) pay to the terminating party an amount equal to all documented out-of-pocket expenses and fees incurred by such terminating party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Mergers or the transactions contemplated by this Agreement) not to exceed $10 million in the aggregate ("Out-of-Pocket Expenses") in the form provided in Section 9.3(e); provided, however, that, if this Agreement is terminated by a party as a result of a willful breach or failure to perform or comply with agreements and covenants by the Nonterminating Party (including without limitation the actions set forth in Section 9.1(g)(iii) and 9.1(h)(iii)), the Nonterminating Party shall promptly (but not later than five business days after receipt of notice of the amount due from the other party) pay to such terminating party an additional $35 million in the form provided in Section 9.3(e).

                  (b) Expenses Payable upon Acceptance of a Proposal. If this Agreement and the Merger Agreements are terminated pursuant to one of Section 9.1(e) or Section

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9.1(f)  but not the other on the  basis of a good  faith  determination  made as provided in such Section 9.1(e) or Section 9.1(f) that the fiduciary obligations of the directors of the terminating party under applicable law require acceptance of a tender offer or other written offer or proposal with respect to a Business Combination and such terminating party (or an affiliate thererof) enters into an agreement (whether or not such agreement is embodied in a definitive manner) to consummate a Business Combination with the third party that made such proposal or with a subsidiary or affiliate thereof within one year of such termination, then the terminating party shall promptly (but not later than five business days after receipt of notice of the amount due from the other party), but prior to entering into such agreement with the third party, pay to the other party an amount equal to Out-of-Pocket Expenses plus $35 million in the form provided in Section 9.3(e).

                  (c) Termination Fee In Certain Other Events. If: (i) this Agreement and the Merger Agreements are terminated (x) pursuant to Section 9.1(g)(i), (ii) or (iii), Section 9.1(h)(i), (ii) or (iii), Section 9.1(b) or
Section 9.1(d), (y) following a failure of the share- holders of SPS or PSCo to grant the necessary approvals described in Section 4.13 and Section 5.13, as the case may be (a "Shareholder Disapproval"), or (z) as a result of a material breach of Section 7.4; (ii) at the time of such termination (or, in the case of any termination following a Shareholder Disapproval, prior to the shareholder meeting at which such Shareholder Disapproval occurred), there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, SPS or PSCo (as the case may be, the "Target Party") or the affiliates thereof which, at the time of such termination (or of the meeting of the Target Party's shareholders, as the case may be) shall not have been (A) rejected by the Target Party and its Board of Directors and (B) withdrawn by the third party, then promptly (but not later than five business days after receipt of notice of the amount due from the other party) after the termination of this Agreement (1) if PSCo is the Target Party, PSCo shall pay to SPS a termination fee equal to $35 million plus Out-of-Pocket Expenses in the form provided in Section 9.3(e) and (2) if SPS is the Target Party, SPS shall pay to PSCo a termination fee equal to $35 million plus Out-of-Pocket Expenses in the form provided in Section 9.3(e); provided, however, that no such amounts shall be payable if and to the extent the party to make such payment shall have paid such amounts pursuant to Section 9.3(a).

                  (d) Additional Termination Fee. If Section 9.3 (a), (b) or (c) is applicable and if any Business Combination involving the Target Party (or any affiliate thereof) is accepted within one year of the termination of this Agreement and is consummated within two and one-half years from the date of the acceptance of such Business Combination by the Target Party (or such affiliate), if PSCo is the Target Party, PSCo shall pay to SPS and if SPS is the Target Party, SPS shall pay to PSCo, an additional $25 million in the form provided in
Section 9.3(e).

                  (e) All payments made pursuant to Section 9.3, other than payments for Out-of-Pocket Expenses shall be payable in shares of PSCo Common Stock or SPS Common Stock, as the case may be, the aggregate fair market value (as defined below) of which shall equal the amount due; provided, however, that if such stock cannot, in the opinion of the

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payor's  counsel,  be legally and validly issued within six months from the date of the receipt of notice of the amount due for the payee, such payments shall be made in cash. If such opinion is issued by the payor's counsel, the payor shall use its best efforts to ensure that the stock is issued to the payee. In the event, that notwithstanding the fact that an opinion was obtained from the payor's counsel, the stock of the payor has not been issued to the payee during the six month period provided for above, all amounts owed pursuant to Section
9.3 shall  become  immediately  due and  payable in cash.  For the  purposes  of
Section 9.3, the fair market value of the PSCo Common Stock or the SPS Common Stock, as the case may be, shall be the average closing price during the twenty trading day period prior to the date of the written notice from the payee.

                  (f) The holder of any stock issued pursuant to Section 9.3 shall have the right, during the three year period from the date of issuance, to require the issuer to effect the registration of such stock under the Securities Act and the issuer shall use its reasonable best efforts to effect such registration; provided that (i) only one such registration shall be at the issuer's expense, (ii) such shares are not immediately saleable in the open market at the time in the opinion of counsel for the holder pursuant to an exemption under the Securities Act without limitation as to the number of shares which may be sold, the price at which the shares may be sold or the ability of the purchaser of such shares to immediately resell them in the open market,
(iii) the Board of Directors has not determined, in its good faith judgment, that such registration and sale would materially interfere with any financing, acquisition, corporate reorganization or other material transaction involving the issuer then under consideration, and (iv) the issuer shall have the right to delay for up to 120 days any request for registration hereunder if the issuer intends to proceed with a registration to be sold by the issuer. In the event of a delay in the sales of the shares pursuant to clause (iii) or (iv) of this
Section 9.3(f), the period in which the holder shall have a right to require registration shall be extended by the amount of the delay.

                  (g) Expenses. The parties agree that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement and the Merger Agreements and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fees due hereunder, such defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank of America National Trust and Savings Association in effect from time to time from the date such fee was required to be paid.

                  (h) Limitation of Fees. Notwithstanding anything herein to the contrary, the aggregate amount payable by PSCo and its affiliates pursuant to
Section 9.3(a), Section 9.3(b), Section 9.3(c) and Section 9.3(d) shall not exceed $60 million (excluding Out-of-Pocket Expenses) and the aggregate amount payable by SPS and its affiliates pursuant to Section 9.3(a), Section 9.3(b),
Section 9.3(c) and Section 9.3(d) shall not exceed $60 million (excluding Out-of-Pocket Expenses).


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                  Section  9.4   Amendment.   This   Agreement  and  the  Merger
Agreements may be amended by the parties hereto or thereto pursuant to action of the respective Boards of Directors of each of PSCo and SPS, at any time before or after approval hereof by the shareholders of PSCo and SPS and prior to the Effective Time, but after such approvals, no such amendment shall (a) alter or change the amount or kind of shares, rights or any of the proceedings of the exchange and/or conversion under Article II, (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially and adversely affect the rights of holders of PSCo Common Stock or SPS Common Stock or (c) alter or change any term of the certificate of incorporation of the Company, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Company, without the further approval of such shareholders, as applicable. Neither this Agreement nor either of the Merger Agreements may be amended except by an instrument in writing signed on behalf of each of the parties hereto or thereto.

                  Section 9.5 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer of each party.


                                   ARTICLE X

                               GENERAL PROVISIONS

                  Section 10.1 Non-Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements in this Agreement shall not survive the Mergers, except the covenants and agreements contained in this Section 10.1 and in Article II (Treatment of Shares), the second to the last sentence of Section 7.1 (Access to Information),
Section 7.5 (Directors' and Officers' Indemnification), Section 7.9 (Employee Agreements and Workforce Matters), Section 7.10 (Employee Benefit Plans),
Section 7.11 (Incentive, Stock and Other Plans), Section 7.13 (Company Board of Directors), Section 7.14 (Company Officers), Section 7.15 (Employment Contracts), Section 7.16 (Corporate Offices), Section 7.17 (Expenses) and
Section 10.7 (Parties in Interest), each of which shall survive in accordance with its terms.

                  Section 10.2 Brokers. PSCo represents and warrants that, except for Barr Devlin Associates, its investment banking firm, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PSCo. SPS represents and warrants that, except for Dillon, Read & Co. Inc., its investment banking firm, no broker, finder or investment banker is entitled to any brokerage,

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finder's  or other fee or  commission  in  connection  with the  Mergers  or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SPS.

                  Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five days after being mailed by registered or certified mall (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)      If to SPS, to:

                      Southwestern Public Service Company
                           Tyler at Sixth
                           Amarillo, Texas  79101
                           Attention: Bill D. Helton

                           with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                            New York, New York 10005
                         Attention: Gary W. Wolf, Esq.

                  (ii)     If to PSCo, to:

                       Public Service Company of Colorado
                           1227 Seventeenth Street
                           Denver, Colorado  80202
                           Attention:  D. D. Hock

                           with a copy to:

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           125 West 55th Street
                            New York, New York 10019
                       Attention: Douglas W. Hawes, Esq.
                             Steven H. Davis, Esq.

                  Section 10.4 Miscellaneous. This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; and (b) shall not be assigned by operation of law or otherwise. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable

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to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties hereto shall negotiate in good
faith  to  replace  any   provision  of  this   Agreement  so  held  invalid  or
unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

                  Section 10.5 Interpretation. When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

                  Section 10.6 Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  Section 10.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5 (Directors' and Officers' Indemnification), nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing and any other provision of this Agreement, and in addition to any other required action of the Board of Directors of the Company, (a) a majority of the SPS Designees (or their successors) serving on the Board of Directors of the Company who are designated by SPS pursuant to Section 7.13 (Company Board of Directors) shall be entitled during the four and one-half year period commencing at the Effective Time (the "Applicable Period") to enforce the provisions of Section
7.9 (Employee Agreements and Workforce Matters), Section 7.10 (Employee Benefit Plans), Section 7.11 (Incentive, Stock and Other Plans), and Section 7.15 (Employment Contracts) on behalf of the SPS officers, directors and employees, as the case may be, and (b) a majority of the PSCo Designees (or their successors) serving on the Board of Directors of the Company who are designated by PSCo pursuant to Section 7.13 (Company Board of Directors) shall be entitled during the Applicable Period to enforce the provisions of Section 7.9 (Employee Agreements and Workforce Matters), Section 7.10 (Employee Benefit Plans),
Section 7.11 (Incentive, Stock and Other Plans) and Section 7.15 (Employment Contracts) on behalf of the PSCo officers, directors and employees, as the case may be. Such directors' rights and remedies under the preceding sentence are cumulative and are in addition to any other rights and remedies they may have at law or in equity, but in no event shall this Section 10.7 be deemed to impose any additional duties on any such directors. The Company shall pay, at the time they are incurred, or shall advance upon reasonable request, all reasonable costs, fees and expenses of such directors incurred in connection with the assertion of any rights or remedies on behalf of any of the persons set forth above pursuant to this Section 10.7. For purposes of this
Section 10.7 and Section 7.13 (Company Board of Directors), a "SPS Designee" or "PSCo Designee", as the case may be, shall at any time mean a person who at such time is a member of the Board of Directors of the Company who either (i) was designated a member of the Board of Directors of the Company by SPS or by PSCo, as the case may be, pursuant to Section 7.13(a) or (ii) was designated (before his or her initial election as a member of the Board of Directors of the Company) as a "SPS Designee" or a "PSCo Designee" by a majority of the then SPS Designees or PSCo Designees, as the case may be.

                  Section 10.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  IN WITNESS WHEREOF, PSCo, SPS and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                        PUBLIC SERVICE COMPANY OF COLORADO


                                       By
                                Name: D. D. Hock
                              Title: Chairman and
                            Chief Executive Officer


                                        SOUTHWESTERN PUBLIC SERVICE COMPANY


                                       By
                                        Name: Bill D. Helton
                                        Title: Chairman and Chief Executive
                                    Officer


                                        M-P NEW CO.


                                       By
                                        Name: Doyle R. Bunch, II
                                        Title: Chairman and Secretary




                                     And By
                                        Name: Richard C. Kelly
                                        Title: President and Treasurer

                             INDEX OF DEFINED TERMS

Term                                                                      Page

Affiliate Agreement........................................................47
Agreement         ..........................................................1
Applicable Period .........................................................63
Atomic Energy Act .........................................................10
Business Combination.......................................................56
CBCA              ..........................................................2
Certificates      ..........................................................5
Closing           ..........................................................7
Closing Agreement .........................................................13
Closing Date      ..........................................................7
Code              ..........................................................1
Colorado Commission........................................................10
Common Shares Trust.........................................................6
Company           ..........................................................1
Company Charter Amendments.................................................52
Company Common Stock........................................................3
Company Shares    ..........................................................5
Converted Shares  ..........................................................5
Disclosure Schedules.......................................................46
Dissenting Holder ..........................................................4
Effective Time    ..........................................................3
Environmental Claim........................................................20
Environmental Laws.........................................................21
Environmental Permits......................................................19
ERISA             .........................................................15
Excess Shares     ..........................................................6
Exchange Act      .........................................................10
Exchange Agent    ..........................................................4
FERC              .........................................................10
Final Order       .........................................................53
GAAP              .........................................................11
Governmental Authority......................................................9
Hazardous Materials........................................................21
HSR Act           .........................................................43
Indemnified Parties........................................................45
Indemnified Party .........................................................45
IRS               .........................................................14
Joint Proxy Statement......................................................12
Joint Proxy/Registration Statement.........................................42
Joint venture     ..........................................................8
Kansas Commission .........................................................25

Term                                                                     Page

Merger Agreements ..........................................................2
Merger Sub A      ..........................................................2
Merger Sub B      ..........................................................2
Merger Subsidiaries.........................................................2
Mergers           ..........................................................1
New Mexico Commission......................................................25
1935 Act          ..........................................................8
NMBCA             ..........................................................3
Non-terminating Party......................................................58
NRC               .........................................................10
NYSE              ..........................................................6
Oklahoma Commission........................................................25
Out-of-Pocket Expenses.....................................................58
PBGC              .........................................................16
Permits           .........................................................10
Power Act         .........................................................10
PSCo              ..........................................................1
PSCo Benefit Plans.........................................................15
PSCo Common Stock ..........................................................3
PSCo Conversion Ratio.......................................................3
PSCo Designee     .........................................................64
PSCo Disclosure Schedule...................................................46
PSCo ERISA Affiliate.......................................................15
PSCo Financial Statements..................................................11
PSCo Material Adverse Effect................................................7
PSCo Merger       ..........................................................2
PSCo Merger Agreement.......................................................2
PSCo Preferred Stock........................................................4
PSCo Required Consents......................................................9
PSCo Required Statutory Approvals..........................................10
PSCo Rights       .........................................................22
PSCo Rights Agreement......................................................22
PSCo SEC Reports  .........................................................10
PSCo Shareholders' Approvals...............................................22
PSCo Special Meeting.......................................................44
Registration Statement.....................................................11
Release           .........................................................21
Representatives   .........................................................41
SEC               .........................................................10
Securities Act    .........................................................10
Shareholder Disapproval....................................................59
Shares            .........................................................51
SPS               ..........................................................1

Term                                                                     Page

SPS Benefit Plans .........................................................30
SPS Common Stock  ..........................................................3
SPS Conversion Ratio........................................................3
SPS Designee      .........................................................64
SPS Disclosure Schedule....................................................46
SPS ERISA Affiliate........................................................30
SPS Financial Statements...................................................26
SPS Material Adverse Effect................................................23
SPS Merger        ..........................................................3
SPS Merger Agreement........................................................2
SPS Preferred Stock.........................................................4
SPS Required Consents......................................................24
SPS Required Statutory Approvals...........................................25
SPS Rights        .........................................................36
SPS Rights Agreement.......................................................36
SPS SEC Reports   .........................................................25
SPS Shareholders' Approval.................................................35
SPS Special Meeting........................................................44
Stock Plan        .........................................................48
Subsidiary        ..........................................................7
Takeover Proposal .........................................................49
Target Party      .........................................................59
Task Force        .........................................................41
Tax Return        .........................................................12
Tax Ruling        .........................................................13
Taxes             .........................................................12
Texas Commission  .........................................................25
Violation         ..........................................................9
Wyoming Commission.........................................................10

                                                                   Exhibit A



                                 PLAN OF MERGER


                  PLAN OF MERGER (the "Plan of Merger"), dated as of _____, 199_, by and among Public Service Company of Colorado, a Colorado corporation, ("PSCO"), [M-P New Co.], a Delaware corporation (the "Company") and PSCO Merger, Inc., a Colorado corporation and wholly owned subsidiary of the Company ("Merger Sub A"). The parties to this Plan of Merger are hereinafter sometimes collectively referred to as the "Constituent Corporations".

                  WHEREAS, Merger Sub A is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. As of the date hereof the outstanding capital stock of Merger Sub A consisted solely of [ ] shares of common stock, par value $[ ] per share ("Merger Sub A Common Stock");

                  WHEREAS, PSCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. As of the date hereof the authorized capital stock of PSCO consisted solely of 140,000,000 shares of common stock, par value $5 per share (the "PSCO Common Stock"), of which [ ] shares were outstanding on _______________, ____, 199_, 4,000,000 shares of Cumulative Preferred Stock, par value $25 per share (the "PSCO $25 Preferred Stock"), of which [ ] shares were outstanding on ______________ ___, 199_, and 3,000,000 shares of Cumulative Preferred Stock, par value $100 per share (the "PSCO $100 Preferred Stock" and, together with the PSCO $25 Preferred Stock, the "PSCO Preferred Stock"), of which [ ] shares were outstanding on _______________ ___, 199_; and

                  WHEREAS, PSCO, [Plain], a New Mexico corporation, and the Company have entered into an Agreement and Plan of Reorganization dated as of August _____, 1995, setting forth representations, warranties, covenants, conditions and other terms in connection with the merger of equals and other transactions contemplated thereby and hereby (the "Reorganization Agreement").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I.

                                   THE MERGER

                  Section 1.1 The Merger. In accordance with the provisions of this Plan of Merger and the Colorado Business Corporation Act (the "CBCA"), at the Effective Time (as defined in Section 1.2 hereof), Merger Sub A shall be merged with and into PSCO (the "Merger") and the separate corporate existence of Merger Sub A shall cease. PSCO shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving

Corporation") and shall continue its corporate existence under the laws of the State of Colorado. The name of the Surviving Corporation shall continue to be "Public Service Company of Colorado". The Merger shall have the effects set forth in the CBCA. In furtherance of and not in limitation of the foregoing, at the Effective Time, the Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the CBCA; the Surviving Corporation shall then and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of Merger Sub A and PSCO; and all property, real, personal, and mixed, and all debts due on whatever account and all other choses in action, and every other interest belonging to or due to each of Merger Sub A and PSCO so merged shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the Surviving Corporation shall then be liable for all the liabilities and obligations of each of Merger Sub A and PSCO so merged. In addition, any reference to either of the merging corporations in any contract, instrument or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract, instrument or document.

                  Section 1.2 Effective Time; Conditions. The Merger shall be effective (the "Effective Time") upon delivery of a copy of the Articles of Merger with the Secretary of State for the State of Colorado pursuant to Section 7-111-105 of the CBCA. If the Reorganization Agreement and this Plan of Merger are duly approved by the shareholders of each of the Constituent Corporations, the other conditions precedent set forth in Article VIII of the Reorganization Agreement are satisfied or (where permissible) waived, and this Plan of Merger is not terminated under Section 3.1 hereof, articles of merger complying with
Section 7-111-105 of the CBCA shall be delivered to the Secretary of State of the State of Colorado in accordance with Section 7-111-105 of the CBCA.

                  Section 1.3 Articles of Incorporation and By-Laws. The Articles of Incorporation (the "Articles") and By-laws of PSCO following the Effective Time shall be such Articles and By-Laws of PSCO as are in effect immediately prior to the Effective Time.

                  Section 1.4 Directors and Officers. (a) The following persons shall be the initial directors of the Surviving Corporation until their respective successors are duly elected and qualified:


                                  [LIST NAMES]


                  (b) The following persons shall, form and after the Effective Time, be the officers of the Surviving Corporation, to serve in accordance with the By-laws thereof, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-Laws:

                                  [LIST NAMES]

                                  ARTICLE II.

                              CONVERSION OF SHARES

                  Section 2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of PSCO, Merger Sub A or the holder of any securities of PSCO or Merger Sub A:

                  (a) PSCO Common Stock. Each share of PSCO Common Stock which shall be outstanding immediately before the Effective Time (other than shares with respect to which the holder thereof has properly perfected dissenters rights) shall be converted into [ ] share[s] of common stock, par value $[ ] per share, of the Company, and PSCO shall thereafter be a wholly owned subsidiary of the Company.

                  (b) PSCO Preferred Stock. Each share of PSCO $25 Preferred Stock and each share of PSCO $100 Preferred Stock which shall be outstanding immediately before the Effective Time (other than shares with respect to which the holder thereof has properly perfected dissenters rights) shall remain outstanding as a share of preferred stock of the Surviving Corporation.

                  (c) Merger Sub A Common Stock. Each share of Merger Sub A Common Stock which shall be outstanding immediately before the Effective time shall be converted into one share of the Surviving Corporation (the "Surviving Corporation Common Stock"). Each certificate which immediately before the Effective Time represented outstanding shares of Merger Sub A Common Stock shall, on and after the Effective Time, be deemed for all purposes to represent the number of shares of Surviving Corporation Common Stock into which the shares of Merger Sub A Common Stock represented by such certificate shall have been converted pursuant to this Section 2.1(c).

                  Section  2.2  Exchange  of  PSCO  Common  Stock  Certificates.
                                ------------------------------------------

                  (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, the Company shall deposit with a bank, trust company or other agent ("Exchange Agent") certificates representing shares of Company Common Stock required to effect the conversion of PSCO Common Stock into Company Common Stock referred to in Section 2.1(a).

                  (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of PSCO Common Stock ("Certificates") that were converted ("Converted Shares") into the right to receive shares of Company Common Stock ("Company Shares"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual deliver of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the exchange of Certificates for certificates representing

Company Shares. Upon delivery of a Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Company Shares and the amount of cash in lieu of fractional share interests which such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of Converted Shares which is not registered in the transfer records of PSCO, a certificate to a transferee if the Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until delivered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such delivery the certificate representing Company Shares and cash in lieu of any fractional shares of Company Common Stock as contemplated by this Section 2.2.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Company Shares with a record date after the Effective Time shall be paid to the holder of any undelivered Certificate with respect to the Company Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d), until the holder of record of such Certificate (or a transferee as described in Section 2.2(b)) shall have delivered such Certificate as contemplated in Section 2.2(b). Subject to the effect of unclaimed property, escheat and other applicable laws, following delivery of any such Certificate, there shall be paid to the record holder (or transferee) of the certificates representing whole Company Shares issued in exchange therefor, without interest, (i) at the time of such delivery, the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder (or transferee) is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Company Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to delivery and payment date subsequent to delivery payable with respect to such whole Company Shares, as the case may be.

                  (d) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the delivery for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Company.

                       (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Company Common Stock delivered to the Exchange Agent by the Company pursuant to Section 2.2(a) of the Reorganization Agreement over (y) the aggregate number of full shares of Company Common Stock to be distributed to holders of PSCO Common Stock and Plain Common Stock(as defined in the Reorganization Agreement) pursuant to Section 2.2(b) of the Reorganization Agreement (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of the Excess Shares at then prevailing prices on the New York Stock Exchange ("NYSE"), all in the manner provided in
Section 2.2(d)(iii).

                       (iii) The sale of the Excess shares by the Exchange Agent shall be executed on they NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the proceeds of such sale or sales have been distributed to the holders of PSCO Common Stock and Plain Common Stock, the Exchange Agent shall, until remitted pursuant to Section 2.2(f), hold such proceeds in trust for the holders of PSCO Common Stock and Plain Common Stock ("Common Shares Trust"). The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the proceeds comprising the Common Shares Trust to which each holder of PSCO Common Stock shall be entitled, if any, by multiplying the amount of the aggregate proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of the fractional share interest to which such holder of PSCO Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of PSCO Common Stock and Plain Common Stock are entitled.

                       (iv) As soon as practicable after the sale of Excess Shares pursuant to clause (iii) above and the determination of the amount of cash, if any, to be paid to holders of PSCO Common Stock in lieu of any fractional share interests, the Exchange Agent shall distribute such amounts to holders of PSCO Common Stock who have theretofore delivered Certificates for PSCO Common Stock for exchange pursuant to this Article II.

                  (e) Closing of Transfer Books. From and after the Effective Time, the stock transfer books of PSCO with respect to shares of PSCO Common Stock, issued and outstanding prior to the Effective Time shall be closed and no transfer of any shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Company, they shall be cancelled and exchanged for certificates representing the appropriate number of whole Company Shares and cash in lieu of fractional shares of Company Common Stock as provided in this
Section 2.2.

                  (f)   Termination   of  Exchange   Agent.   Any   certificates
representing  Company  Shares  deposited  with the  Exchange  Agent  pursuant to
Section 2.2(a) and not exchanged within one year after the Effective Time pursuant to this Section 2.2 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of undelivered Certificates and unclaimed at the end of one year from the Effective Time shall be remitted to the Company, after which time any holder of undelivered Certificates shall look as a general creditor only to the Company for payment of such funds to which such holder may be due, subject to applicable law. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III.

                           TERMINATION AND AMENDMENT

                  Section 3.1 Termination. Notwithstanding the approval and adoption of this Plan of Merger by the shareholders of PSCO, the Company and Merger Sub A, this Plan of Merger shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided and may be terminated as otherwise provided in the Reorganization Agreement. In the event of the termination of this Plan of Merger as provided above, this Plan of Merger shall forthwith become void and there shall be no liability on the part of any of the parties hereto except as otherwise provided in the Reorganization Agreement.

                  Section 3.2 Amendment. This Plan of Merger shall not be amended except in accordance with the provisions of Section 9.4 of the Reorganization Agreement.


                                  ARTICLE IV.

                                 MISCELLANEOUS

                  Section 4.1 Governing Law. This Plan of Merger shall be governed by the laws of the State of Colorado.

                  Section 4.2 Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  Section 4.3 Authorized Officers. The chairman of the board, president, vice president, secretary and assistant secretary of each of the merging corporations are each authorized by it in its name to execute and deliver or cause to be executed and delivered any articles of merger, agreements, certificates, appointments, or other instruments, and to do anything else that he or they deem to be necessary or desirable in connection with the Merger.

                  IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.



                                              PUBLIC SERVICE COMPANY OF COLORADO


                                      By:

                                                               PSCO MERGER, INC.

                                      By:


                                          [M-P NEW CO.]

                                      By:

                                                               Exhibit B



                                 PLAN OF MERGER


          PLAN OF MERGER (the "Plan of Merger"), dated as of , 199_, by and among Southwestern Public Service Company, a New Mexico corporation ("SPS"), M-P New Co., a Delaware corporation (the "Company") and SPS Merger, Inc., a New Mexico corporation and wholly owned subsidiary of the Company ("Merger Sub B"). The parties to this Plan of Merger are hereinafter sometimes collectively referred to as the "Constituent Corporations".

          WHEREAS, Merger Sub B is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico. As of the date hereof the outstanding capital stock of Merger Sub B consisted solely of [ ] shares of common stock, par value $[ ] per share ("Merger Sub B Common Stock");

          WHEREAS, Southwestern Public Service Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico. As of the date hereof the outstanding capital stock of SPS consisted solely of 100,000,000 shares of common stock, par value $1 per share (the "SPS Common Stock"), of which [ ] shares were outstanding on , 199_, 3,000,000 shares of Cumulative Preferred Stock, par value $25 per share (the "SPS $25 Preferred Stock"), of which [ ] shares were outstanding on
          , 199_, and 2,000,000 shares of Cumulative Preferred Stock, par value $100 per share (the "SPS $100 Preferred Stock" and, together with the SPS $25 Preferred Stock, the "SPS Preferred Stock"), of which [ ] shares were outstanding on , 199_; and

          WHEREAS, SPS, [Mountain], a Colorado corporation, and the Company have entered into an Agreement and Plan of Reorganization dated as of August , 1995, setting forth representations, warranties, covenants, conditions and other terms in connection with the merger of equals and other transactions contemplated thereby and hereby (the "Reorganization Agreement").

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

            Section 1.1 The Merger. In accordance with the provisions of this Plan of Merger and the New Mexico Business Corporation Act (the "NMBCA"), at the Effective Time (as defined in Section 1.2 hereof), Merger Sub B shall be merged with and into SPS (the "Merger") and the separate corporate existence of Merger Sub B shall cease. SPS shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of New Mexico. The name of the Surviving Corporation shall continue to be "Southwestern Public Service Company". The Merger shall have the effects set forth in the NMBCA. In furtherance of and not in limitation of the foregoing, at the Effective Time, the Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the NMBCA; the Surviving Corporation shall then and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of Merger Sub B and SPS; and all property, real, personal and mixed, and all debts due on whatever account and all other choses in action, and every other interest belonging to or due to each of Merger Sub B and SPS so merged shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the Surviving Corporation shall then be liable for all the liabilities and obligations of each of Merger Sub B and SPS so merged. In addition, any reference to either of the merging corporations in any contract, instrument or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract, instrument or document.

            Section 1.2 Effective Time; Conditions. The Merger shall be effective (the "Effective Time") upon delivery1 of a copy of the Articles of Merger with the State Corporation Commission for the State of New Mexico pursuant to Section 53-14-4
-------------------
1 The statute permits companies to provide for a specific date for effectiveness, no more than 30 days after delivery of the Articles to the commission.

of the NMBCA. If the Reorganization Agreement and this Plan of Merger are duly approved by the shareholders of each of the Constituent Corporations, the other conditions precedent set forth in Article VIII of the Reorganization Agreement are satisfied or (where permissible) waived, and this Plan of Merger is not terminated under Section 3.1 hereof, articles of merger complying with Section 53-14-4 of the NMBCA shall be delivered to the State Corporation Commission of the State of New Mexico in accordance with Section 53-14-4 of the NMBCA.

            Section 1.3 Articles of Incorporation and By-Laws. The Articles of Incorporation (the "Articles") and By-laws of SPS following the Effective Time shall be such Articles and By-laws of SPS as are in effect immediately prior to the Effective Time.

            Section 1.4 Directors and Officers. (a) The following persons shall be the initial directors of the Surviving Corporation until their respective successors are duly elected and qualified:


                                  [LIST NAMES]


            (b) The following persons shall, from and after the Effective Time, be the officers of the Surviving Corporation, to serve in accordance with the By-laws thereof, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-Laws:


                                  [LIST NAMES]





                                   ARTICLE II

                              CONVERSION OF SHARES

          Section 2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of SPS, Merger Sub B or the holder of any securities of SPS or Merger Sub
B:

            (a) SPS Common Stock. Each share of SPS Common Stock which shall be outstanding immediately before the Effective Time (other than shares with respect to which the holder thereof has properly perfected dissenters' rights) shall be converted into [ ] share[s] of common stock, par value $[ ] per share, of the Company, and SPS shall thereafter be a wholly owned subsidiary of the Company.

            (b) SPS Preferred Stock. Each share of SPS $25 Preferred Stock and each share of SPS $100 Preferred Stock which shall be outstanding immediately before the Effective Time (other than shares with respect to which the holder thereof has properly perfected dissenters' rights) shall remain outstanding as a share of preferred stock of the Surviving Corporation.

            (c) Merger Sub B Common Stock. Each share of Merger Sub B Common Stock which shall be outstanding immediately before the Effective Time shall be converted into one share of the Surviving Corporation (the "Surviving
Corporation Common Stock"). Each certificate which immediately before the Effective Time represented outstanding shares of Merger Sub B Common Stock shall, on and after the Effective Time, be deemed for all purposes to represent the number of shares of Surviving Corporation Common Stock into which the shares of Merger Sub B Common Stock represented by such certificate shall have been converted pursuant to this Section 2.1(c).

            Section 2.2  Exchange of SPS Common Stock Certificates.

            (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, the Company shall deposit with a bank, trust company or other agent ("Exchange Agent") certificates representing shares of Company Common Stock required to effect the conversion of SPS Common Stock into Company Common Stock referred to in Section 2.1(a).

            (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of SPS Common Stock ("Certificates") that were converted ("Converted Shares") into the right to receive shares of Company Common Stock ("Company Shares"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the exchange of Certificates for certificates representing Company Shares. Upon delivery of a Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Company Shares and the amount of cash in lieu of fractional share interests which such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of Converted Shares which is not registered in the transfer records of SPS, a certificate representing the proper number of Company Shares may be issued to a transferee if the Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until delivered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such delivery the certificate representing Company Shares and cash in lieu of any fractional shares of Company Common Stock as contemplated by this Section 2.2.

            (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Company Shares with a record date after the Effective Time shall be paid to the holder of any undelivered Certificate with respect to the Company Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d), until the holder of record of such Certificate (or a transferee as described in Section 2.2(b)) shall have delivered such Certificate as contemplated in Section 2.2(b). Subject to the effect of unclaimed property, escheat and other applicable laws, following delivery of any such Certificate, there shall be paid to the record holder (or transferee) of the certificates representing whole Company Shares issued in exchange therefor, without interest, (i) at the time of such delivery, the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder (or transferee) is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Company Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to delivery and a payment date subsequent to delivery payable with respect to such whole Company Shares, as the case may be.

            (d) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the delivery for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Company.

                  (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Company Common Stock delivered to the Exchange Agent by the Company pursuant to Section 2.2(a) of the Reorganization Agreement over (y) the aggregate number of full shares of Company Common Stock to be distributed to holders of SPS
Common Stock and Mountain Common Stock (as defined in the Reorganization Agreement) pursuant to Section 2.2(b) of the Reorganization Agreement (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of SPS Common Stock and Mountain Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange ("NYSE"), all in the manner provided in
Section 2.2(d)(iii).

                  (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the proceeds of such sale or sales have been distributed to the holders of SPS Common Stock and Mountain Common Stock, the Exchange Agent shall, until remitted pursuant to
Section 2.2(f), hold such proceeds in trust for the holders of SPS Common Stock and Mountain Common Stock ("Common Shares Trust"). The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the proceeds comprising the Common Shares Trust to which each holder of SPS Common Stock shall be entitled, if any, by multiplying the amount of the aggregate proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of the fractional share interest to which such holder of

SPS Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of SPS Common Stock and Mountain Common Stock are entitled.

                  (iv) As soon as practicable after the sale of Excess Shares pursuant to clause (iii) above and the determination of the amount of cash, if any, to be paid to holders of SPS Common Stock in lieu of any fractional share interests, the Exchange Agent shall distribute such amounts to holders of SPS Common Stock who have theretofore delivered Certificates for SPS Common Stock for exchange pursuant to this Article II.

            (e) Closing of Transfer Books. From and after the Effective Time, the stock transfer books of SPS with respect to shares of SPS Common Stock, issued and outstanding prior to the Effective Time shall be closed and no transfer of any shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Company, they shall be cancelled and exchanged for certificates representing the appropriate number of whole Company Shares and cash in lieu of fractional shares of Company Common Stock as provided in this
Section 2.2.

            (f) Termination of Exchange Agent. Any certificates representing Company Shares deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within one year after the Effective Time pursuant to this Section
2.2 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of undelivered Certificates and unclaimed at the end of one year from the Effective Time shall be remitted to the Company, after which time any holder of undelivered Certificates shall look as a general creditor only to the Company for payment of such funds to which such holder may be due, subject to applicable law. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                  ARTICLE III

                           TERMINATION AND AMENDMENT

            Section 3.1  Termination.  Notwithstanding the
approval and adoption of this Plan of Merger by the sharehold-ers of SPS, the Company and Merger Sub B, this Plan of Merger shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided and may be terminated as otherwise provided in the Reorganization Agreement. In the event of the termination of this Plan of Merger as provided above, this Plan of Merger shall forthwith become void and there shall be no liability on the part of any of the parties hereto except as otherwise provided in the Reorganization Agreement.

            Section 3.2 Amendment. This Plan of Merger shall not be amended except in accordance with the provisions of Section 9.4 of the Reorganization Agreement.


                                   ARTICLE IV

                                 MISCELLANEOUS

            Section 4.1  Governing Law.  This Plan of Merger
shall be governed by the laws of the State of New Mexico.

            Section 4.2 Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            Section 4.3 Authorized Officers. The chairman of the board, president, vice president, secretary and assistant secretary of each of the merging corporations are each authorized by it in its name to execute and deliver or cause to be executed and delivered any articles of merger, agreements, certificates, appointments, or other instruments, and to do anything else that he or they deem to be necessary or desirable in connection with the Merger.

            IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.


                              SOUTHWESTERN PUBLIC SERVICE COMPANY


                          By: ________________________



                                SPS MERGER, INC.

                          By: ________________________


                                  M-P NEW CO.


                          By: ________________________

                                                               Exhibit C

                          Form of Affiliate Agreement


Gentlemen:

         The undersigned is a holder of shares of Common Stock, par value $_____ per share ("Common Stock"), of ____________________, a __________ corporation]
(the "Company") and is entitled to receive in connection with the merger (the "Merger") of the Company with a subsidiary of M-P New Co., a Delaware corporation ("Newco"), securities of Newco (the "Securities").

         The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Newco within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), and/or as such term is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

         If in fact the undersigned were an affiliate of Newco under the Act, the undersigned's ability to sell, assign or transfer any Securities received by the undersigned in exchange for any shares of the Company pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including instruction with respect to the applicability to the sale of such Securities of Rules 144 and 145(d) promulgated under the Act.

         The undersigned hereby represents to and covenants to Newco that it will not sell, assign or transfer any Securities received by the undersigned in exchange for shares of the Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act (including, without limitation, a registration pursuant to any registration rights granted to that certain Agreement and Plan of Reorganization dated as of August 22, 1995 by and among the Company, Newco and [PSCo or SPS, as the case may be] (the "Reorganization Agreement")), (ii) by a transaction in conformity with the volume and other limitations of Rule 145 or Rule 144, to the extent applicable, or any other applicable rules promulgated by the Commission or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to the Company, or as described in a "no-action" or interpretive letter from the Staff of the Commission, is not required to be registered under the Act.

         In the event of a sale of Securities pursuant to Rule 145, the undersigned will supply the Company with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 representation letters or as Newco may otherwise reasonably request. The undersigned understands that Newco may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned in a manner inconsistent with this letter.

         The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed (i) by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Newco to the effect that such legends are no longer required for the purposes of the Act and the rules and regulations of the Commission promulgated thereunder or (ii) in the event of a sale of the Securities which has been registered under the Act.

         The undersigned further represents to, and covenants with Newco and the Company that the undersigned will not, during the 30 days prior to the effective time of the Merger sell, transfer or otherwise dispose of, or reduce any risk relative to, any securities of the Company, [PSCo or SPS, as the case may be] or Newco, and the undersigned will not sell, transfer or otherwise dispose of, or reduce any risk relative to, the Securities received by the undersigned in the Merger or any other shares of the capital stock of Newco until after such time as results covering at least 30 days of operations of Newco (including the combined operations of the Company and [PSCo or SPS, as the case may be]) or Newco have been published by Newco in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such results of operations.

         The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities. Nothing contained herein shall be deemed to limit any registration rights granted to the undersigned pursuant to the Reorganization Agreement.


                                                               Very truly yours,


                                                       -------------------------
                                                                          [Name]

Dated:

         As an inducement to the above individual to deliver this letter, Newco agrees that for so long as and to the extent necessary to permit such individual to sell the Securities pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Newco shall use all reasonable efforts to file, on a timely basis, all reports and data required to be filed by it with the Commission pursuant to Section 13 of the Securities and Exchange Act of 1934.

                                                     Very truly yours,

                                                     [NEWCO]



                                                       By:______________________
                                                     Name:
                                                    Title:

                                                                     EXHIBIT D





                              EMPLOYMENT AGREEMENT

                                 BILL D. HELTON

                               TABLE OF CONTENTS

                                                                            PAGE

Employment Period.........................................................  1

Position and Duties.......................................................  1

Compensation..............................................................  2

Termination of Employment.................................................  4

Obligations of the Company upon Termination...............................  7

Non-Exclusivity of Rights.................................................  9

Full Settlement...........................................................  9

Non-Competition Provision and Confidential Information....................  9

Certain Additional Payments by the Company................................ 10

Attorneys' Fees........................................................... 12

Successors................................................................ 12

Miscellaneous............................................................. 13

                              EMPLOYMENT AGREEMENT


          THIS AGREEMENT by and between M-P New Co., a Delaware corporation (the "Company"), and Bill D. Helton (the "Executive"), dated as of the ____ day of __________, 199__.


                                WITNESSETH THAT

          WHEREAS, Public Service Company of Colorado, a Colorado corporation ("PSC") and Southwestern Public Service Company, a New Mexico corporation ("SPS") have entered into an Agreement and Plan of Reorganization dated as of August 22, 1995 (the "Reorganization Agreement"), whereby wholly owned subsidiaries of Company will merge into PSC and SPS; and

          WHEREAS, PSC and SPS wish to provide for the orderly succession of management of the Company following the Effective Time (as defined in the Reorganization Agreement the "Effective Time"); and

          WHEREAS, PSC and SPS further wish to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, it is hereby agreed as follows:

          1. Employment Period. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for an initial period (the "Initial Period") and a further period (the "Secondary Period") (the Initial Period and the Secondary Period are hereinafter referred to in the aggregate as the "Employment Period"). The
Initial Period shall begin at the Effective Time (as defined in the Reorganization Agreement the "Effective Time") and end on the later of (i) June 30, 1999, or (ii) two and one-half (2 1/2) years from the Effective Time. The Secondary Period shall begin on the first day after the end of the Initial Period and end on May 31, 2001.

         2.       Position and Duties.

                  (a) During the Initial Period, the Executive shall serve as Chief Executive Officer of the Company and Chairman of the Board of Directors of the Company (the "Board"). During the Secondary Period, the Executive shall serve as Chairman of the Board. The Executive shall serve in each such case as an employee of the Company and with such duties and responsibilities as are customarily assigned to such positions, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Board. The Executive shall be a member of the Board on the first day of the Employment Period, and the Board shall propose the Executive for re-election to the Board throughout the Employment Period.

                  (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

                  (c) The Executive's services shall be performed primarily at the Company's headquarters in Denver, Colorado.

         3.       Compensation.

                  (a) Base Salary. The Executive's compensation during the Employment Period shall be determined by the Board upon the recommendation of the Compensation Committee of the Board, subject to the next sentence and
Section 3(b). During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of not less than his annual base salary from SPS as in effect immediately before the Effective Time. During the Initial Period, Executive shall be compensated by the Company and its subsidiaries at a level that is higher than the compensation from the Company and its subsidiaries received by any other executive officer of the Company. The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement.

                  (b) Incentive Compensation. During the Employment Period, the Executive shall participate in short-term incentive compensation plans and long-term incentive compensation plans (the latter to consist of plans offering stock options, restricted stock and other long-term incentive compensation) providing him with the opportunity to earn, on a year-by-year basis, short-term and long- term incentive compensation (the "Incentive Compensation") at least equal to the greater of (i) the amounts that he had the opportunity to earn under the comparable plans of SPS as in effect immediately before the Effective Time, or (ii) the amounts that the next highest executive officer of the Company has the opportunity to earn under the plans of the Company and its subsidiaries for that year.

                  (c)      Other Benefits.

                       (i) Supplemental Executive Retirement Plan. During the Employment Period, the Executive shall participate in a supplemental executive retirement plan ("SERP") such that the aggregate value of the retirement benefits that he and his spouse will receive at the end of the Employment Period under all defined benefit plans of the Company and its affiliates (whether qualified or not) will be not less than the aggregate value of the benefits he and his spouse would have received (and with the same forms of benefit payments) had he continued, through the end of the Employment Period, to accrue the supplemental retirement benefits provided by the terms of the Supplemental Retirement Income Plan of SPS as in effect immediately before the Effective Time. The Company shall maintain and fund one or more grantor trusts (the
"Trusts"), or such other funding mechanism as may be satisfactory to the Executive, which shall comply with the following sentence and which shall at all times be adequate to provide for the payment of all benefits under the SERP to the Executive, as well as any elective deferrals by the Executive under any non-qualified plan (with such adequacy being determined by an independent consulting firm acceptable to the Executive, whose fees shall be paid by the Company). The assets of the Trusts (if any) shall be subject to the claims of the Company's creditors, and the Trusts (if any) shall in all other respects be designed to prevent the Executive and his spouse from being taxed on the assets or income thereof, except as and when such assets or income are paid to them.

                       (ii) During the Employment Period, the Company shall provide the Executive with life insurance coverage providing a death benefit to such beneficiary or beneficiaries as the Executive may designate of not less than two times his Annual Base Salary.

                       (iii) In addition, and without limiting the generality of the foregoing, during the Employment Period and thereafter: (A) the Executive shall be entitled to participate in all applicable incentive, savings and retirement plans, practices, policies and programs of the Company and its subsidiaries to the same extent as other senior executives of the Company; and
(B) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all applicable welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries, other than severance plans, practices, policies and programs but including, without limitation, medical, prescription, dental, disability, sick leave, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs, to the same extent as other senior executives of the Company.

                  (d) Fringe Benefits. During the Employment Period, the Executive shall be entitled to receive fringe benefits on the same terms and conditions as the greater of (i) the fringe benefits received by, or available to, him from SPS immediately before the

Effective Time, including but not limited to, relocation assistance under SPS's Relocation Assistance Policy, or (ii) the fringe benefits provided by the Company or its subsidiaries which are available to the next highest executive officer of the Company for the year.

         4.       Termination of Employment.

                  (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that
(i) the Executive has been unable, for a period of 180 consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (i) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity is total and permanent. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

                  (b)      By the Company.

                       (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" means:

                       A. the willful and continued failure of the Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board of the Company delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or

                       B. illegal conduct or gross misconduct by the Executive, in either case that is willful and results in material and demonstrable damage to the business or reputation of the Company.

                       No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

                       (ii) A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Special Board Meeting for Cause. The "Special Board Meeting for Cause" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination for Cause, that takes place not less than ten and not more than twenty business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting for Cause by affirmative vote of at least the greater of (A) two-thirds (2/3) of the entire membership of the Board (excluding the Executive who shall not vote on this matter) or (B) ten (10) members of the Board, stating that in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause, and that conduct constitutes Cause under this Agreement.

                       (iii) A termination of the Executive's employment without Cause shall be effective in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination without Cause") of its intention to terminate the Executive's employment without Cause, stating the date, time and place of the Special Board Meeting without Cause. The "Special Board Meeting without Cause" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination without Cause, that takes place not less than ten and not more than twenty business days after the Executive receives the Notice of Termination without Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting without Cause. The Executive's termination without Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting without Cause by affirmative vote of at least the greater of (A) two-thirds (2/3) of the entire membership of the Board (excluding the Executive who shall not vote on this matter) or (B) ten (10) members of the Board, stating that the Executive is terminated without Cause.

                  (c)      Good Reason.

                       (i) The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" means:

                       A. the assignment to the Executive of any duties inconsistent in any respect with paragraph (a) of Section 2 of his Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

                       B. any failure by the Company to comply with any provision of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

                       C. the assignment or reassignment by the Company of the Executive without the Executive's consent to another place of employment more than 50 miles from the Company's headquarters indicated in Section 2(d);

                       D.  any   purported   termination   of  the   Executive's
employment by the Company for a reason or in a manner not expressly permitted by this Agreement;

                       E. any failure by the  Company to comply  with  paragraph
(c) of Section 11 of this Agreement; or

                       F. any other substantial breach of this Agreement by the Company that either is not taken in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive.

The Company and the Executive, upon mutual written agreement, may waive any of the foregoing provisions which would otherwise constitute Good Reason.

                       (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given). For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

                       (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

                  (d) No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination for Cause, a Notice of Termination without Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

                  (e) Date of Termination. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

         5.       Obligations of the Company upon Termination.

                  (a) By the Company other than for cause or disability; by the Executive for Good Reason. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause or Disability, or the Executive terminates employment for Good Reason, the Company shall continue to provide the Executive with the compensation and benefits set forth in paragraphs (a), (b) and (c) of Section 3 as if he had remained employed by the Company pursuant to this Agreement through the end of the Employment Period and then retired (at which time he will be treated as eligible for all retiree welfare benefits and other benefits provided to retired senior executives, as set forth in Section 3(c)(ii) and (iii)); PROVIDED, that the Incentive Compensation for such period shall be based upon the target Incentive Compensation for the year in which the Date of Termination occurs; PROVIDED, further, that in lieu of stock options, restricted stock and other stock-based awards, the Executive shall be paid cash equal to the fair market value as of the Date of Termination (without regard to any restrictions and based upon a valuation model generally utilized for purposes of valuing comparable stock based compensation awards) of the stock options, restricted stock and other stock-based awards that would otherwise have been granted with such cash being paid within 90 days after the Date of Termination; PROVIDED, further, that to the extent any benefits described in paragraph (c) of Section 3 cannot be provided pursuant to the plan or program maintained by the Company for its executives, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive and his family; and PROVIDED, finally, that during any period when the Executive is eligible to receive benefits of the type described in clause (B) of paragraph
(c)(iii) of Section 3 under another employer-provided plan, the benefits provided by the Company under paragraph (a) of Section 5 may be made secondary to those provided under another plan. In addition to the foregoing, any restricted stock outstanding on the Date of Termination shall be fully vested as of the Date of Termination and all options outstanding on the Date of

Termination shall be fully vested and exercisable and shall remain in effect and exercisable through the end of their respective terms, without regard to the termination of the Executive's employment. The payments and benefits provided pursuant to this paragraph (a) of Section 5 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

                  (b) Death or Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative) in a lump sum in cash within 30 days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"): (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid; (2) an amount representing the target Incentive Compensation for the year that includes the Date of Termination, computed by assuming that the amount of all such target Incentive Compensation would be equal to the amount of such target Incentive Compensation that the Executive would have been eligible to earn for such period, and multiplying that amount by a fraction, the numerator of which is the number of days in such period through the Date of Termination, and the denominator of which is the total number of days in the relevant period
(3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid; and (4) any accrued but unpaid Incentive Compensation and vacation pay; and the Company shall have no further obligations under this Agreement, except as specified in
Section 6 below. If the Executive's employment is terminated by reason of Disability, he shall be entitled to receive the maximum disability payments which can be provided under the disability plans described in Section 3(c)(ii), reduced, however, by actual disability benefits received under such plans.

                  (c) By the Company for Cause; by the Executive other than for Good Reason. If the Executive's employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Executive the Annual Base Salary through the Date of Termination and the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case to the extent not yet paid, and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below. If the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination, and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below.

          6. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify, nor, subject to paragraph (f) of
Section 12, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the SERP or any other plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

          7. Full Settlement. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in paragraph (a) of Section 5 with respect to benefits described in clause (B) of paragraph (c)(iii) of Section 3, such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

         8.       Non-Competition Provision and Confidential Information.

                  (a) Without prior written consent of the Company, for the greater of (i) the twenty-four (24) month period following the Date of Termination, or (ii) the remaining term of this Agreement, the Executive shall not, as a shareholder, officer, director, partner, consultant, or otherwise, engage directly or indirectly in any business or enterprise which is "in competition" with the Company or its successors or assigns; provided, however, that the Executive's ownership of less than five percent of the issued and outstanding voting securities of a publicly-traded company shall not be deemed to constitute such competition. A business or enterprise is deemed to be "in competition" if it is engaged in the business of generation, purchase, transmission, distribution, or sale of electricity, or in the purchase, transmission, distribution, sale or transportation of natural gas within the States of Colorado, New Mexico, Texas, Wyoming, Kansas or Oklahoma.


                  (b) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         9.       Certain Additional Payments by the Company.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) Subject to the provisions of paragraph (c) of this Section 9, all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm designated by the Executive (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph (c) of this Section 9 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                       (i) give the Company any information reasonably requested by the Company relating to such claim,

                       (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                       (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                       (iv) permit the Company to participate in any proceedings relating to such claim;

          PROVIDED, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph (c) of Section 9, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and PROVIDED, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 9, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of paragraph (c) of this Section 9) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 9, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          10. Attorneys' Fees. The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

         11.      Successors.

                  (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

         12.      Miscellaneous.

                  (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:
                                    Mr. Bill D. Helton
                                    7801 Tarrytown Avenue
                                    Amarillo, TX  79121

If to the Company:
                                  M-P New Co.
                                1225 17th Street
                                Denver, CO 80202
                                    Attention: General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 12. Notices and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

                  (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

                  (f) The Executive and the Company acknowledge that this Agreement supersedes and terminates any other severance and employment agreements between the Executive and the Company, SPS or the Company's affiliates.

                  (g) The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

                  (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                               -------------------------------
                                               Bill D. Helton

                                          COMPANY

                                               By:______________________________

                                                                     EXHIBIT E









                              EMPLOYMENT AGREEMENT

                               WAYNE H. BRUNETTI

                               TABLE OF CONTENTS

                                                                            PAGE

Employment Period.........................................................  1

Position and Duties.......................................................  1

Compensation..............................................................  2

Termination of Employment.................................................  4

Obligations of the Company upon Termination...............................  7

Non-Exclusivity of Rights.................................................  9

Full Settlement...........................................................  9

Non-Competition Provision and Confidential Information....................  9

Certain Additional Payments by the Company................................ 10

Attorneys' Fees........................................................... 12

Successors................................................................ 13

Miscellaneous............................................................. 13

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT by and between M-P New Co., a Delaware corporation (the "Company"), and Wayne H. Brunetti (the "Executive"), dated as of the ____ day of __________, 199__.


                                WITNESSETH THAT

         WHEREAS, Public Service Company of Colorado, a Colorado corporation ("PSC") and Southwestern Public Service Company, a New Mexico corporation ("SPS") have entered into an Agreement and Plan of Reorganization dated as of August 22, 1995 (the "Reorganization Agreement"), whereby wholly owned subsidiaries of Company will merge into PSC and SPS; and

         WHEREAS, PSC and SPS wish to provide for the orderly succession of management of the Company following the Effective Time (as defined in the Reorganization Agreement); and

         WHEREAS, PSC and SPS further wish to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, it is hereby agreed as follows:

         1. Employment Period. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for an initial period (the "Initial Period") and a further period (the "Secondary Period") (the Initial Period and the Secondary Period are hereinafter referred to in the aggregate as the "Employment Period"). The
Initial Period shall begin at the Effective Time (as defined in the Reorganization Agreement the "Effective Time") and end on the later of (i) June 30, 1999, or (ii) two and one-half (2 1/2) years from the Effective Time. The Secondary Period shall begin on the first day after the end of the Initial Period and end on May 31, 2001.

         2.       Position and Duties.

                  (a) During the Initial  Period,  the Executive  shall serve as
President and Chief Operating Officer of the Company, and as Vice-Chairman of the Board of the Company (the "Board"). During the Secondary Period, the Executive shall serve as President of the Company, Chief Executive Officer of the Company and Vice-Chairman of the Board. The Executive shall serve in each case as an employee of the Company and with such duties and responsibilities as are customarily assigned to such positions, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Board. The Executive shall be a member of the Board on the first day of the Employment Period, and the Board shall propose the Executive for re-election to the Board throughout the Employment Period.

                  (b) During the Initial Period as is customary, the Executive shall report to the Chief Executive Officer and during the Secondary Period, as is customary the Executive shall report to the Board.

                  (c) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

                  (d) The Executive's services shall be performed primarily at the Company's headquarters in Denver, Colorado.

         3.       Compensation.

                  (a) Base Salary. The Executive's compensation during the Employment Period shall be determined by the Board upon the recommendation of the Compensation Committee of the Board, subject to the next sentence and
Section 3(b). During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of not less than his annual base salary from PSC as in effect immediately before the Effective Time. During the Initial Period, Executive shall be compensated by the Company and its subsidiaries at a level that is higher than the compensation from the Company and its subsidiaries received by any other executive officer of the Company except the Chief Executive Officer and Chairman of the Board. The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement.

                  (b) Incentive Compensation. During the Employment Period, the Executive shall participate in short-term incentive compensation plans and long-term incentive compensation plans (the latter to consist of plans offering stock options, restricted stock and other long-term incentive compensation) providing him with the opportunity to earn, on a year-by-year basis, short-term and long-term incentive compensation (the "Incentive Compensation") at least equal to the greater of (i) the amounts that he had the opportunity to earn under the comparable plans of PSC as in effect immediately before the Effective Time, or (ii) the amounts that the next highest executive officer of the Company has the opportunity to earn under plans of the Company and its subsidiaries for that year.

                  (c)      Other Benefits.

                       (i) Supplemental Executive Retirement Plan. During the Employment Period, the Executive shall participate in a supplemental executive retirement plan ("SERP") such that the aggregate value of the retirement benefits that he and his spouse will receive at the end of the Employment Period under all defined benefit plans of the Company and its affiliates (whether qualified or not) will be not less than the aggregate value of the benefits he and his spouse would have received (and with the same forms of benefit payments) had he continued, through the end of the Employment Period, to accrue the supplemental retirement benefits provided by the terms of his employment agreement with PSC as in effect immediately before the Effective Time. The Company shall maintain and fund one or more grantor trusts (the "Trusts"), or such other funding mechanism as may be satisfactory to the Executive, which shall comply with the following sentence and which shall at all times be adequate to provide for the payment of all benefits under the SERP to the Executive, as well as any elective deferrals by the Executive under any non-qualified plan (with such adequacy being determined by an independent consulting firm acceptable to the Executive, whose fees shall be paid by the Company). The assets of the Trusts (if any) shall be subject to the claims of the Company's creditors, and the Trusts (if any) shall in all other respects be designed to prevent the Executive and his spouse from being taxed on the assets or income thereof, except as and when such assets or income are paid to them.

                       (ii) During the Employment Period, the Company shall provide the Executive with life insurance coverage providing a death benefit to such beneficiary or beneficiaries as the Executive may designate of not less than two times his Annual Base Salary.

                       (iii) In addition, and without limiting the generality of the foregoing, during the Employment Period and thereafter: (A) the Executive shall be entitled to participate in all applicable incentive, savings and retirement plans, practices, policies and programs of the Company and its subsidiaries to the same extent as other senior executives of the Company; and
(B) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all applicable welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries, other than severance plans, practices, policies and programs but including, without limitation, medical, prescription, dental, disability, sick leave, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs, to the same extent as other senior executives of the Company.

                       (d) Fringe Benefits. During the Employment Period, the Executive shall be entitled to receive fringe benefits on the same terms and conditions as the greater of (i) the fringe benefits received by, or available to, him from PSC immediately before the Effective Time, or (ii) the fringe benefits provided by the Company or its subsidiaries which are available to the next highest executive officer of the Company for the year.

         4.       Termination of Employment.

                  (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that
(i) the Executive has been unable, for a period of 180 consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (i) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity is total and permanent. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

                  (b)      By the Company.

                           (i)  The Company may terminate the Executive's
employment during the Employment Period for Cause or without Cause.
"Cause" means:

                           A.       the willful and continued failure of the
Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board of the Company delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or

                           B.       illegal conduct or gross misconduct by the
Executive, in either case that is willful and results in material and demonstrable damage to the business or reputation of the Company.

         No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the

Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

                           (ii)  A termination of the Executive's employment
for Cause shall be effected in  accordance  with the following  procedures.  The
Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Special Board Meeting for Cause. The "Special Board Meeting for Cause" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination for Cause, that takes place not less than ten and not more than twenty business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting for Cause by affirmative vote of at least the greater of (A) two-thirds (2/3) of the entire membership of the Board (excluding the Executive who shall not vote on this matter) or (B) ten (10) members of the Board, stating that in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause, and that conduct constitutes Cause under this Agreement.

                           (iii)            A termination of the Executive's
employment without Cause shall be effective in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination without Cause") of its intention to terminate the Executive's employment without Cause, stating the date, time and place of the Special Board Meeting without Cause. The "Special Board Meeting without Cause" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination without Cause, that takes place not less than ten and not more than twenty business days after the Executive receives the Notice of Termination without Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting without Cause. The Executive's termination without Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting without Cause by affirmative vote of the greater of (A) at least two-thirds (2/3) of the entire membership of the Board (excluding the Executive who shall not vote on this matter) or (B) ten members of the Board stating that the Executive is terminated without Cause.

         (c)      Good Reason.

                       (i) The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" means:

                       A. the assignment to the Executive of any duties inconsistent in any respect with paragraph (a) of Section 2 of his Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

                       B. any failure by the Company to comply with any provision of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

                       C. the assignment or reassignment by the Company of the Executive without the Executive's consent to another place of employment more than 50 miles from the Company's headquarters indicated in Section 2(d);

                       D.  any   purported   termination   of  the   Executive's
employment by the Company for a reason or in a manner not expressly permitted by this Agreement;

                       E. any failure by the  Company to comply  with  paragraph
(c) of Section 11 of this Agreement; or

                       F. any other substantial breach of this Agreement by the Company that either is not taken in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive.

The Company and the Executive, upon mutual written agreement, may waive any of the foregoing provisions which would otherwise constitute Good Reason.

                       (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given). For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

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





                           (iii)  A termination of the Executive's employment
by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

                  (d) No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination for Cause, a Notice of Termination without Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

                  (e) Date of Termination. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

         5.       Obligations of the Company upon Termination.

                  (a) By the Company other than for cause or disability; by the Executive for Good Reason. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause or Disability, or the Executive terminates employment for Good Reason, the Company shall continue to provide the Executive with the compensation and benefits set forth in paragraphs (a), (b) and (c) of Section 3 as if he had remained employed by the Company pursuant to this Agreement through the end of the Employment Period and then retired (at which time he will be treated as eligible for all retiree welfare benefits and other benefits provided to retired senior executives, as set forth in Section 3(c)(ii) and (iii)); PROVIDED, that the Incentive Compensation for such period shall be based upon the target Incentive Compensation for the year in which the Date of Termination occurs; PROVIDED, further, that in lieu of stock options, restricted stock and other stock-based awards, the Executive shall be paid cash equal to the fair market value as of the Date of Termination (without regard to any restrictions and based upon a valuation model generally utilized for purposes of valuing comparable stock based compensation awards) of the stock options, restricted stock and other stock-based awards that would otherwise have been granted with such cash being paid within 90 days after the Date of Termination; PROVIDED, further, that to the extent any benefits described in paragraph (c) of Section 3 cannot be provided pursuant to the plan or program maintained by the Company for its executives, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive and his family; and PROVIDED, finally, that during any period when the Executive is eligible to receive benefits of the type described in clause (B) of paragraph
(c)(iii) of Section 3 under another employer-provided plan, the benefits provided by the Company under paragraph (a) of

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




Section 5 may be made secondary to those provided under another plan. In addition to the foregoing, any restricted stock outstanding on the Date of Termination shall be fully vested as of the Date of Termination and all options outstanding on the Date of Termination shall be fully vested and exercisable and shall remain in effect and exercisable through the end of their respective terms, without regard to the termination of the Executive's employment. The payments and benefits provided pursuant to this paragraph (a) of Section 5 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

                  (b) Death or Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative) in a lump sum in cash within 30 days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"): (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid; (2) an amount representing the target Incentive Compensation for the year that includes the Date of Termination, computed by assuming that the amount of all such target Incentive Compensation would be equal to the amount of such target Incentive Compensation that the Executive would have been eligible to earn for such period, and multiplying that amount by a fraction, the numerator of which is the number of days in such period through the Date of Termination, and the denominator of which is the total number of days in the relevant period
(3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid; and (4) any accrued but unpaid Incentive Compensation and vacation pay; and the Company shall have no further obligations under this Agreement, except as specified in
Section 6 below. If the Executive's employment is terminated by reason of Disability, he shall be entitled to receive the maximum disability payments which can be provided under the disability plans described in Section 3(c)(ii), reduced, however, by actual disability benefits received under such plans.

                  (c) By the Company for Cause; by the Executive other than for Good Reason. If the Executive's employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Executive the Annual Base Salary through the Date of Termination and the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case to the extent not yet paid, and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below. If the Executive voluntarily terminates employment during the Employment Period, other than for



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Good Reason, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination, and the Company shall have no further obligations under this Agreement, except as specified in
Section 6 below.

         6. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify, nor, subject to paragraph (f) of
Section 12, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the SERP or any other plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

         7. Full Settlement. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in paragraph (a) of Section 5 with respect to benefits described in clause (B) of paragraph (c)(iii) of Section 3, such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

         8.       Non-Competition Provision and Confidential Information.

                  (a) Without prior written consent of the Company, for the greater of (i) the twenty-four (24) month period following the Date of Termination, or (ii) the remaining term of this Agreement, the Executive shall not, as a shareholder, officer, director, partner, consultant, or otherwise, engage directly or indirectly in any business or enterprise which is "in competition" with the Company or its successors or assigns; provided, however, that the Executive's ownership of less than five percent of the issued and outstanding voting securities of a publicly-traded company shall not be deemed to constitute such competition. A business or enterprise is deemed to be "in competition" if it is engaged in the business of generation, purchase, transmission, distribution, or sale of electricity, or in the purchase, transmission, distribution, sale or transportation of natural gas within the States of Colorado, New Mexico, Texas, Wyoming, Kansas or Oklahoma.





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                  (b) The Executive  shall hold in a fiduciary  capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         9.       Certain Additional Payments by the Company.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) Subject to the provisions of paragraph (c) of this Section 9, all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm designated by the Executive (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the



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Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph (c) of this Section 9 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                           (i)    give the Company any information reasonably
requested by the Company relating to such claim,

                           (ii) take such action in connection with contesting
such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                           (iii)  cooperate with the Company in good faith in
order effectively to contest such claim, and

                           (iv)     permit the Company to participate in any
proceedings relating to such claim;

         PROVIDED, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph (c) of Section 9, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all



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administrative  appeals,  proceedings,  hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and PROVIDED, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 9, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of paragraph (c) of this Section 9) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 9, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         10. Attorneys' Fees. The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.




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         11.      Successors.

                  (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

         12.      Miscellaneous.

                  (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:
                               Wayne H. Brunetti
                                295 High Street
                                Denver, CO 80209

If to the Company:
                                  M-P New Co.
                                1225 17th Street
                                Denver, CO 80202
                                    Attention: General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 12. Notices and communications shall be effective when actually received by the addressee.




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                  (c) The  invalidity  or  unenforceability  of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

                  (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

                  (f) The Executive and the Company acknowledge that this Agreement supersedes and terminates any other severance and employment agreements between the Executive and the Company, PSC or the Company's affiliates.

                  (g) The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

                  (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.




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         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                                -------------------------------
                                                Wayne H. Brunetti


                                    COMPANY



                                               By:______________________________






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